UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CBRE Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

11150 Santa Monica Blvd., Suite 1600

Los Angeles, California 90025

(310) 405-8900

March 23, 2012

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Tuesday, May 8, 2012, at 9882 South Santa Monica Boulevard, Beverly Hills, California at 8:45 a.m. (PDT).

The notice of meeting and proxy statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the meeting. However, whether or not you are present in person, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described beginning on page 2 of the proxy statement.

Thank you for your continued support of CBRE Group, Inc.

Sincerely yours,

Brett White
Chief Executive Officer

CBRE Group, Inc.

11150 Santa Monica Blvd., Suite 1600

Los Angeles, California 90025

(310) 405-8900

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2012 Annual Meeting of Stockholders of CBRE Group, Inc. The meeting will be held at 8:45 a.m. (PDT), on Tuesday, May 8, 2012, at 9882 South Santa Monica Boulevard, Beverly Hills, California.

The purpose of the Annual Meeting is:

(1)	To elect the 10 directors named in the attached Proxy Statement;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm;

(3)	To approve the advisory resolution approving executive compensation;

(4)	To approve the 2012 Equity Incentive Plan; and

(5)	To transact any other business properly introduced at the Annual Meeting.

You must own shares of CBRE Group, Inc. common stock at the close of business on March 9, 2012, the record date for the 2012 Annual Meeting of Stockholders, to attend and vote at the Annual Meeting and at any adjournments or postponements of the meeting. If you plan to attend, please bring a picture I.D., and if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of March 9, 2012. Regardless of whether you will attend, please vote electronically through the Internet or by telephone or by completing and mailing your proxy card if you receive paper copies of the proxy materials, so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on either the Notice of Internet Availability of Proxy Materials you received or the proxy card if you received paper copies of the proxy materials. Voting in any of these ways will not prevent you from voting in person at the Annual Meeting.

We are pleased to furnish proxy materials to our stockholders on the Internet. As a result, we are mailing to most of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2011 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2011 Annual Report on Form 10-K and a form of proxy card or voting instruction card. We believe this allows us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors

Laurence H. Midler
Executive Vice President, General Counsel and Secretary

Los Angeles, California

March 23, 2012

This Proxy Statement and accompanying proxy card are available beginning March 23, 2012 in connection with the solicitation of proxies by the Board of Directors of CBRE Group, Inc., a Delaware corporation, for use at the 2012 Annual Meeting of Stockholders, which we may refer to as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as “CBRE,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can attend the Annual Meeting?    All of our stockholders as of the March 9, 2012 record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March  9, 2012 to gain admittance to the Annual Meeting.

What am I voting on?    You are voting on:

•	The election of 10 director nominees to the Board;

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

•	An advisory resolution to approve executive compensation;

•	The approval of our 2012 Equity Incentive Plan; and

•	Any other matters properly introduced at the Annual Meeting.

What are the Board’s recommendations?    The Board recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal No. 1);

•

FOR ratification of the selection of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2012 (see Proposal No. 2);

•	FOR the advisory resolution to approve executive compensation (see Proposal No. 3); and

•	FOR approval of our 2012 Equity Incentive Plan (see Proposal No. 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials?    Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the Web site referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to lower the costs of delivery and help reduce the environmental impact of the Annual Meeting.

Who may vote?    You may vote if you owned shares of our common stock at the close of business on March 9, 2012, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on that date. As of March 9, 2012, we had 327,936,548 shares of common stock outstanding.

Who counts the votes?    Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Is my vote confidential?    Yes, your proxy card, ballot, and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2012). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What vote is required to pass an item of business at the Annual Meeting?

•

Election of Directors. Because we have 10 nominees for 10 possible director positions (i.e., an uncontested election) we require that each of the director nominees receive at least a majority of the votes present and entitled to vote. The Board has adopted a policy to institute majority voting for directors in uncontested director elections. This policy requires that any director who fails to achieve a majority of the shares present and entitled to vote in an uncontested director election must tender their resignation. The Corporate Governance and Nominating Committee, or Governance Committee, will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider the resignation taking into account the Governance Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation. Shares that are not present or represented at the Annual Meeting and abstentions will not affect the election outcome. Your broker is not entitled to vote your shares on the election of directors if no instructions are received from you. If your broker does not vote, this is not considered a vote cast and, therefore, will have no effect.

•

Other Proposals. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present or represented, and entitled to vote thereon, at the Annual Meeting, and abstentions will have the same effect as a vote “against”. Except for the vote to ratify our independent registered public accounting firm, your broker is not entitled to vote your shares on these matters if no instructions are received from you. If your broker does not vote, this is not considered a vote cast and, therefore, will have no effect.

How will shares in the 401(k) plan be counted?    If you hold common stock in our 401(k) plan as of March 9, 2012, the enclosed proxy card also serves as your voting instruction to Bank of America, N.A., the trustee of our 401(k) plan, provided that you furnish your voting instructions over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 8:59 p.m. (PDT) on May 4, 2012. If voting instructions are not received by such time, the common stock in our 401(k) plan for which voting instructions are not timely received will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

How do I vote?    If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on March 9, 2012, the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or

•	Log on to the Internet at www.proxyvote.com and follow the instructions at that site. The Web site address for Internet voting is also provided on your Notice.

Telephone and Internet voting will close at 8:59 p.m. (PDT) on May 7, 2012, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (PDT) on May 4, 2012. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement,

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm,

•	FOR the advisory resolution to approve executive compensation, and

•	FOR approval of the 2012 Equity Incentive Plan.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I revoke my proxy?    Yes, you can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date; or

•	Voting in person at the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

What happens if additional matters are presented at the Annual Meeting?    Other than the four proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you grant a proxy, the persons named as proxy holders will have the discretion to vote your common stock on any such additional matters.

Who pays for this proxy solicitation?    We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. We have hired Georgeson Inc. to assist in the solicitation of votes for $9,500, plus reasonable out-of-pocket expenses. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where can I find corporate governance materials?    Our Corporate Governance Guidelines, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Policy Regarding Transactions with Interested Parties, Equity Award Policy and the charters for the Acquisition Committee, Audit Committee, Compensation Committee, Governance Committee, and Executive Committee are published in the Corporate Governance section of the Investor Relations page on our Web site at www.cbre.com. (We are not including the other information contained on, or available through, our Web site as a part of, or incorporating such information by reference into, this Proxy Statement.)

INFORMATION ABOUT THE BOARD

Set forth below is information regarding our directors and the nominees as of March 15, 2012:

Name	Age	Position
Richard C. Blum	76	Chairperson; Executive Committee Chairperson; Governance Committee and Acquisition Committee member
Curtis F. Feeny	54	Director; Audit Committee Chairperson; Governance Committee member
Bradford M. Freeman	70	Director; Governance Committee Chairperson; Acquisition Committee and Compensation Committee member
Michael Kantor	72	Director; Acquisition Committee and Governance Committee member
Frederic V. Malek	75	Director; Compensation Committee Chairperson; Audit Committee member
Jane J. Su	48	Director; Compensation Committee member
Laura D. Tyson	64	Director; Acquisition Committee member
Brett White	52	Director, Chief Executive Officer; Acquisition Committee Chairperson; Executive Committee member
Gary L. Wilson	72	Director; Audit Committee member
Ray Wirta	68	Director; Acquisition Committee and Executive Committee member

Richard C. Blum

Mr. Blum has been Chairperson of our Board since September 2001 and a member of our Board since July 2001. He is the Chairman and a member of the Management Committee of Blum Capital Partners, L.P., a long-term strategic equity investment management firm that acts as general partner for various investment partnerships and provides investment advisory services, which he founded in 1975. He currently serves on the board of directors of Fairmont Raffles Holdings International Limited and Current Media, L.L.C. He previously served on the boards of directors of Glenborough Realty Trust Incorporated and URS Corporation. Mr. Blum has experience in the capital markets and securities business, and broad knowledge of our business through his many years of experience on our Board. Mr. Blum holds a B.A. and an M.B.A. from the University of California, Berkeley.

Curtis F. Feeny

Mr. Feeny has been a member of our Board since December 2006. He has been a Managing Director of Voyager Capital, a venture capital firm, since January 2000. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment, during which time the endowment’s assets under management grew from $1.5 billion to $9.0 billion. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School. He previously served on the board of directors of Trammell Crow Company, which we acquired in 2006. Mr. Feeny brings broad knowledge of the commercial real estate industry from his service as an employee and later director of Trammell Crow Company. He also has broad experience counseling companies through growth, and experience in corporate finance matters.

Bradford M. Freeman

Mr. Freeman has been a member of our Board since July 2001. Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983. He is also a member of the board of directors of Edison International. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Mr. Freeman brings experience in the capital markets and securities business to the Board, in addition to his operating experience from running a large investment management company engaged in mergers and acquisitions, and a broad knowledge of our business through his many years of experience on our Board.

Michael Kantor

Mr. Kantor has been a member of our Board since February 2004. Mr. Kantor has been a partner with the law firm of Mayer Brown LLP since March 1997. From 1993 to 1996, he served as the U.S. Trade Representative and from 1996 to 1997 as U.S. Secretary of Commerce. Mr. Kantor is also a member of the advisory board of directors of ING USA and a member of the international advisory board of Fleishman-Hillard. Mr. Kantor holds a B.A. from Vanderbilt University and a J.D. from Georgetown University. Mr. Kantor brings to the Board many years of experience as a lawyer counseling companies and their boards of directors on corporate, mergers & acquisitions and governance issues. He also has extensive knowledge and experience in government and foreign markets, including Asia-Pacific, Europe and Latin America, where we have significant operations.

Frederic V. Malek

Mr. Malek has been a member of our Board since September 2001. He has served as Chairman of Thayer Lodging Group, a sponsor of private hotel real estate investment trusts, or REITs, which he founded in 1993. Mr. Malek is on the board of directors of Dupont Fabros Technology, Inc. He previously served on the boards of directors of Automatic Data Processing Corp., the Federal National Mortgage Association, Northwest Airlines Corporation, and FPL Group, Inc. Mr. Malek holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School. Mr. Malek has experience in real estate investment and a broad knowledge of our business from his many years of experience on our Board. He also brings to the Board operational experience as a former president of Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member.

Jane J. Su

Ms. Su has been a member of our Board since October 2006. Ms. Su is a partner at Blum Capital Partners, L.P. Prior to joining Blum Capital Partners, L.P. in 2002, she was a principal of Banc of America Equity Partners—Asia from 1996 to 2000. Ms. Su holds a B.A. from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. Ms. Su has experience in the capital markets and principal investment business, and brings to the Board a deep understanding of business in the Asia Pacific region, particularly China, which is a significant growth market for the Company.

Laura D. Tyson

Dr. Tyson has been a member of our Board since March 2010. Dr. Tyson has been the S.K. and Angela Chan Professor of Global Management at the Walter A. Haas School of Business, University of California, Berkeley since July 2008, and Professor of Business Administration there since January 2007. Dr. Tyson was previously Dean of the London Business School from January 2002 to December 2006 and Dean of the Walter A. Haas School of Business, University of California, Berkeley from July 1998 to December 2001, and was Professor of Business Administration and Economics there from January 1997 to June 1998. She previously served as National Economic Adviser to the President of the United States from February 1995 to December 1996, and was the first woman to Chair the White House Council of Economic Advisers, in which capacity she served from January 1993 to February 1995. Dr. Tyson serves on the boards of directors of AT&T Inc., Morgan Stanley and Silver Spring Network. She also serves on the boards of directors of MIT Corporation and the Peter G. Peterson Institute of International Economics. She previously served on the board of directors of Eastman Kodak Company. In February 2011, Dr. Tyson was appointed to President Obama’s Council on Jobs and Competitiveness. Dr. Tyson holds a B.A. from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology. Dr. Tyson brings experience from serving on the boards of directors of complex global organizations, and is a noted economist who brings experience in government and broad macro-economic knowledge to our Board, including with respect to international economic issues.

Brett White

Mr. White has served as our Chief Executive Officer since June 2005, and been a member of our Board since September 2001. He was a member of the Board of CBRE Services, Inc., our predecessor company since 1998. He previously served as our President from September 2001 to March 2010. Prior to that, Mr. White was Chairman of the Americas of CBRE Services, Inc. from May 1999 to September 2001 and President of Brokerage Services from August 1997 to May 1999. He was an Executive Vice President from March 1994 to July 1997 and Managing Director of its Newport Beach, California office from May 1993 to March 1994. Mr. White is also a member of the board of directors of Edison International and a Trustee of the University of San Francisco. He previously served on the board of directors of Mossimo, Inc. Mr. White holds a B.A. from the University of California, Santa Barbara. Mr. White brings intimate knowledge of our operations to the Board based on day-to-day leadership as our current Chief Executive Officer and his cumulative experience in a variety of sales, management and senior leadership positions within the Company.

Gary L. Wilson

Mr. Wilson has been a member of our Board since September 2001. Mr. Wilson is a private investor and General Partner of Manhattan Pacific Partners. He previously served as Chairman of Northwest Airlines Corporation from April 1997 to May 2007 and prior to that as its Co-Chairman from January 1991 to April 1997. Mr. Wilson also serves on the board of directors of Yahoo! Inc. He is also a Trustee Emeritus of Duke University and a member of the Board of Overseers of the Keck School of Medicine of the University of Southern California. He previously served on the boards of directors of Northwest Airlines, Inc. and The Walt Disney Company. Mr. Wilson holds a B.A. from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Wilson brings experience from serving on the boards of directors of complex global organizations, and has a broad knowledge of our business through his many years of experience on our Board. He also brings to the Board operational experience as a former chief financial officer of major public companies, including The Walt Disney Company and Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member.

Ray Wirta

Mr. Wirta has been a member of our Board since September 2001. He has served as the Chief Executive Officer of The Koll Company since November 2009. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005, and Chief Executive Officer of our predecessor company, CBRE Services, Inc, from May 1999 to September 2001. He also served as Chief Operating Officer from May 1998 to May 1999. Mr. Wirta served as a director and Non-Executive Chairman of Realty Finance Corporation and was previously the Chairman from May 2005 through August 2009. He also served as Interim Chief Executive Officer and President of that company from April 2007 to September 2007. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University. Mr. Wirta brings to the Board many years of experience in the commercial real estate industry, including a depth of knowledge about real estate investment management and development and operational experience in the Company’s business operations as our former chief executive officer.

2011 DIRECTOR COMPENSATION

Our director compensation policy in 2011 provided for the following annual compensation for each of our non-employee directors:

•	a $30,000 annual cash retainer;

•	an additional payment of $2,000 per Board meeting attended and $1,000 per committee meeting attended (regardless of whether the meeting attended is scheduled in conjunction with a Board meeting);

•

an additional annual cash retainer of $15,000 for the chairperson of the Audit Committee, and additional annual cash retainers of $10,000 for each of the chairpersons of the Governance Committee and Compensation Committee;

•	a grant of a number of unrestricted shares of our common stock with a fair market value equal to $10,000 on the date of grant;

•

a stock option grant for a number of shares equal to $50,000 divided by the fair market value of our common stock on the date of grant, which vest in quarterly installments over a three-year period from the date of grant and which expire, to the extent unexercised, seven years from the date of grant; and

•

a restricted stock grant for a number of shares equal to $35,000 divided by the fair market value of our common stock on the date of grant, which vest in full on the third (3rd ) anniversary of the date of the grant, provided that under certain circumstances where a director does not continue to serve, the shares vest immediately prior to such departure from the Board in the amount of one-third ( 1/3) of the total number of shares subject to the grant for each full year the director served on the Board after the date of grant.

Under our 2011 director compensation policy, non-employee directors could elect to receive stock grants in a like amount based on the closing price on the date that the fees first become eligible to be converted to stock in lieu of fees that would otherwise be paid in cash. We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Our employee directors do not receive any fees for attendance at meetings or for their service on our Board.

The Board also has adopted stock ownership guidelines for non-employee directors. A description of our stock ownership guidelines for directors can be found under “Corporate Governance—Board and Committee Governing Documents—Stock Ownership Guidelines” on page 15.

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2011 by each member of our Board for their Board and committee service, other than Brett White, who is our Chief Executive Officer and is not compensated for his role as a director. Compensation information for Mr. White is described beginning on page 38 under “Executive Compensation—Compensation Discussion and Analysis” and page 50 under “Summary Compensation Table.” For stock and option awards, the dollar amounts set forth in the table below reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	Option Awards (4)(5) ($)	All Other Compensation ($)	Total ($)
Richard C. Blum	46,050	44,971	25,442	—	116,463
Curtis F. Feeny	63,050	44,971	25,442	—	133,463
Bradford M. Freeman	62,050	44,971	25,442	—	132,463
Michael Kantor	40,109	44,971	25,442	—	110,522
Frederic V. Malek	60,050	44,971	25,442	—	130,463
Jane J. Su	42,050	44,971	25,442	—	112,463
Laura D. Tyson	36,050	44,971	25,442	—	106,463
Gary L. Wilson	56,050	44,971	25,442	—	126,463
Ray Wirta	48,111	44,971	25,442	—	118,524

(1)	Includes fees associated with the annual Board service retainer, attendance at meetings and chairing a Board committee.

(2)	At December 31, 2011, (i) each of Ms. Su and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson and Wirta held an aggregate of 7,685 shares of unvested stock awards, and (ii) Dr. Tyson held an aggregate of 4,096 shares of unvested stock awards.

(3)	Each of Ms. Su and Dr. Tyson and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson and Wirta was awarded 377 unrestricted shares of our common stock and 1,320 restricted shares of our common stock pursuant to our annual director compensation policy, valued at the fair market value of our common stock of $26.50 on the award date of May 11, 2011, for a total value of $44,971. This represents the grant date fair value under Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, of all restricted stock granted to the director during 2011.

(4)	Each of Ms. Su and Dr. Tyson and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson and Wirta was granted an option to purchase 1,886 shares of our common stock pursuant to our annual director compensation policy, based on a per share fair value of $13.4899 on the award date of May 11, 2011, for a total value of $25,442. This represents the grant date fair value under FASB ASC Topic 718, Stock Compensation, of all options granted to the director during 2011. Assumptions used to calculate the fair value of each of these awards are included in Note 15, “Employee Benefit Plans” in our consolidated financial statements for the year ended December 31, 2011, which are included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012.

(5)	At December 31, 2011, (i) each of Messrs. Blum, Freeman and Malek held an aggregate of 20,477 unexercised stock options, (ii) Mr. Kantor held an aggregate of 62,048 unexercised stock options, (iii) Mr. Feeny held an aggregate of 15,179 unexercised stock options, (iv) Ms. Su held an aggregate of 15,527 unexercised stock options, (v) Dr. Tyson held an aggregate of 5,852 unexercised stock options, (vi) Mr. Wilson held an aggregate of 103,619 unexercised stock options, and (vii) Mr. Wirta held an aggregate of 14,532 unexercised stock options that he received as a non-employee director of our Board and The Wirta Family Trust, of which Mr. Wirta serves as a co-trustee, held an aggregate of 698,382 unexercised stock options (which were awarded in connection with his employment as our Chief Executive Officer from 1998 to 2005).

2012 DIRECTOR COMPENSATION

In February 2012, our Board amended its non-employee director compensation policy for 2012 for each of our non-employee directors.

Our amended director compensation policy for 2012 provides for the following annual compensation for each of our non-employee directors:

•	a $75,000 annual cash retainer;

•	Board meeting fees have been discontinued, however we will continue to pay $1,000 per committee meeting attended;

•

the chairperson of the Audit Committee will continue to receive an additional annual cash retainer of $15,000, and the chairpersons of the Governance Committee and Compensation Committee will continue to receive additional annual cash retainers of $10,000 each; and

•

a restricted stock unit grant for a number of shares equal to $75,000 divided by the fair market value of our common stock on the date of grant, which vest in full on the earlier of the one-year anniversary of grant or the next annual meeting.

Our non-employee directors may elect to receive stock grants or stock units in a like amount based on the closing price on the date that the fees first become eligible to be converted to stock in lieu of fees that would otherwise be paid in cash. Our non-employee directors are also eligible to defer their compensation through our

Deferred Compensation Plan, as described under “Compensation Discussion and Analysis—Changes to our Executive Compensation Program in 2012” on page 46. We will also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. As before, our employee directors will not receive any fees for attendance at meetings or for their service on our Board.

In determining director compensation, the Board’s Governance Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to review competitive practice with respect to non-employee director compensation from published director compensation surveys for companies similar in size to CBRE. Our 2011 non-employee director compensation value was below the 25th percentile in total and for each compensation component of the survey. The new director compensation program is slightly above the 25th percentile of the survey data.

BOARD STRUCTURE, LEADERSHIP AND RISK MANAGEMENT

Our Board currently consists of 10 directors. The Board has determined that each of Ms. Su and Dr. Tyson and Messrs. Blum, Freeman, Feeny, Kantor, Malek, Wilson and Wirta is “independent,” as described in greater detail under the heading titled “Corporate Governance—Director Independence” on page 18. All of our directors are elected at each annual meeting of stockholders and hold office until the next election. The Board has authority under our Second Amended and Restated By-laws, or By-laws, to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

We have separated the roles of Chief Executive Officer and Chairperson of the Board since 2001 in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction and the day-to-day leadership and performance of the Company, while the Chairperson, who is independent of management, provides oversight and guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, operations and significant corporate and capital market transactions, as well as the risks associated with each. The Board determined in early 2010 that it would maintain direct oversight over the Company’s enterprise risk management process rather than delegating this function to a committee. The Company maintains an executive risk committee comprised of its Chief Risk Officer and several other key senior executives responsible for assessing, aggregating and managing the Company’s most significant risks. This committee reports to the Board on a regular basis, with a detailed presentation given in connection with the Board’s annual General Counsel’s report. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee are monitored and overseen at the Board committee level.

•	The Company’s Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements.

•	The Audit Committee oversees management of risks related to our financial reports, record-keeping and potential conflicts of interest.

•	The Governance Committee manages risks associated with the independence of the Board of Directors and the composition of our Board and its committees.

•

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks, which occur each time the full Board convenes for a regularly scheduled meeting.

Our Compensation Committee has conducted an analysis of risk as it relates to our compensation programs and the Compensation Committee does not believe our compensation programs encourage excessive or inappropriate risk taking. We generally structure our pay to consist of both fixed and variable compensation.

•

The fixed (or salary) portion of compensation is designed to provide a steady income regardless of short-term fluctuations in our financial and stock price performance so that executives and managers do not feel pressured to focus exclusively on quarterly performance to the detriment of other important business metrics and the long-term health of the Company.

•

The variable (performance award and equity) portions of compensation are designed to reward both short- and long-term corporate performance in a balanced manner. Our annual performance awards (which are paid in cash) are based on performance against individual strategic performance objectives and annual financial targets as determined from time to time by our Compensation Committee, which currently uses earnings before net interest expense, income taxes, depreciation and amortization (“EBITDA”), as adjusted, for this purpose. If we do not generate a substantial majority of budgeted EBITDA, as adjusted, during a particular year, generally there are no payouts under the executive bonus program.

•

For long-term performance, we issue equity incentives, such as restricted stock. Our restricted stock awards generally vest over four years and provide enhanced value if our stock price increases over time. In this way, our executives and managers are not encouraged to take risks for short-term gain at the expense of the long-term health of our business.

•

We feel that these variable elements of compensation are a sufficient majority of overall compensation to motivate executives and managers to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high so that they are not encouraged to take unnecessary or excessive risks.

•

Because EBITDA is the performance measure for determining incentive payments, we believe our executives and managers are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may incentivize management to drive sales levels without regard to cost structure. Our bonus programs for executives and managers have been structured around global and regional EBITDA results for many years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

•

We have stock ownership guidelines for both our officers and non-employee directors that require ownership levels that we believe are sufficient for our officers and directors to consider our long-term interests because a meaningful portion of their personal net worth consists of CBRE stock. In addition, we prohibit all hedging transactions involving our stock so none of our executives or managers can insulate themselves from the effects of poor CBRE stock price performance.

As described in greater detail under the heading titled “Related-Party and Other Transactions Involving Our Officers and Directors,” pursuant to a securityholders’ agreement, our stockholders affiliated with Blum Capital Partners, L.P. are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairperson of the Board, who is a non-management director, presides over executive sessions of the Board.

BOARD MEETINGS

The Board held four regularly scheduled meetings during the past fiscal year to review significant developments, engage in strategic planning, and act on matters requiring Board approval. Each incumbent director attended an aggregate of at least 75 percent of the Board meetings and the meetings of committees on which he or she served, during the period that he or she served in 2011.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2011

Acquisition	Brett White(1) Richard C. Blum Bradford M. Freeman Michael Kantor Laura D. Tyson Ray Wirta

•     Review and recommend acquisition strategies to the full Board

•     May investigate acquisition candidates

•     Review and approve merger and acquisition transactions above the Chief Executive Officer’s authority and up to the dollar thresholds set by the Board

•     May review and make recommendations to the full Board on merger, acquisition and investment transactions that exceed the Acquisition Committee’s approval authority

0(2)

Audit	Curtis F. Feeny(1) Frederic V. Malek Gary L. Wilson

•     Retain, compensate, oversee and terminate any independent registered public accounting firm in connection with the financial audit, and approve all audit and any permissible non-audit services provided by our independent auditors

•     Receive direct reports from our independent auditors

•     Review and discuss annual audited and quarterly unaudited financial statements with management and our independent auditors

•     Review with our independent auditor any audit matters and management’s response

•     Discuss earnings releases, financial information and earnings guidance provided to analysts and rating agencies

8

•     Establish procedures to handle complaints regarding accounting, internal accounting controls or auditing matters

•     Obtain and review, at least annually, an independent auditors’ report describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or any inquiry by governmental authorities

•     Set hiring policies for employees or former employees of the independent auditors

•     Retain independent legal counsel and other outside advisors as it deems necessary to carry out its duties

•     Our Board has determined that each member of our Audit Committee is “independent,” as defined under and required by federal securities laws and the rules of the New York Stock Exchange, or NYSE

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2011

Compensation	Frederic V. Malek(1) Bradford M. Freeman Jane J. Su

•     Review executive compensation policies, plans and programs

•     Review and approve compensation for our Chief Executive Officer and our other executive officers

•     Review and approve any employment contracts or similar arrangement between CBRE and any of our executive officers

•     Review the performance of our Chief Executive Officer and consult with our Chief Executive Officer concerning performance of individual executives and related matters

•     Administer our stock plans, incentive compensation plans and any such plans that the Board may from time to time adopt, and exercise all the powers, duties and responsibilities of the Board with respect to such plans

•     Our Board has determined that each member of our Compensation Committee is “independent,” as defined under and required by the rules of the NYSE

4

Corporate Governance and Nominating	Bradford M. Freeman(1) Richard C. Blum Curtis F. Feeny Michael Kantor	• Recommend to the Board proposed nominees for election to the Board by our stockholders, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies that occur between stockholder meetings • Make recommendations to the Board regarding corporate governance matters and practices, including as to director compensation and directors and officers liability insurance	2

•     Review and consult with our chief executive officer concerning selection of officers and management succession planning

•     Oversee the succession planning process for the Chief Executive Officer position

•     Our Board has determined that each member of the Governance Committee is “independent,” as defined under and required by the rules of the NYSE

Executive	Richard C. Blum(1) Brett White Ray Wirta

•     Implements policy decisions of the Board

•     Acts on the Board’s behalf between Board meetings, including the approval of transactions that do not exceed dollar thresholds established by the full Board

0(2)

(1)	Committee Chairperson.

(2)

Our Acquisition Committee did not hold any formal meetings in 2011, but acted two times by unanimous written consent and our Executive Committee did not hold any formal meetings in 2011, but acted two times by unanimous written consent. Our Board created a separate Transaction Committee in connection with our pursuit of and acquisition last year of the majority of the real estate investment management business of ING Group, N.V. The Transaction Committee met ten times and was comprised of Messrs. Blum, Freeman, White, Wilson and Wirta.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent under NYSE rules and applicable securities laws. The Board of Directors has determined that each member of the Audit Committee is financially literate as required under NYSE rules, and is an audit committee financial expert as described under “Corporate Governance—Audit Committee Financial Experts” on page 19. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is published in the Corporate Governance section of the Investor Relations page of our Web site at www.cbre.com.

The Audit Committee assists the Board in fulfilling its responsibilities to stockholders with respect to our independent auditors, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. Since the effective date of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee reviews all potential related-party transactions involving our directors and executive officers.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2011 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

In addition, the Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The Audit Committee approved establishment of an ethics and compliance program in 2004 and receives periodic reports from the Chief Compliance Officer regarding that program.

Audit Committee

Curtis F. Feeny, Chair

Frederic V. Malek

Gary L. Wilson

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted a Standards of Business Conduct applicable to our directors, officers and employees, a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, Corporate Governance Guidelines, a Policy Regarding Transactions with Interested Parties, a Whistleblower Policy and an Equity Award Policy. In addition, the Acquisition Committee, Audit Committee, Compensation Committee, Governance Committee and Executive Committee have adopted charters, which, along with the aforementioned policies, are published in the Corporate Governance section of the Investor Relations page on our Web site at www.cbre.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at CBRE Group, Inc., 200 Park Ave., New York, New York 10166, or by email at investorrelations@cbre.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. (The Company’s Web site address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s Web site is not and should not be considered part of this Proxy Statement and is not incorporated herein by reference.)

Majority Voting Standard to Elect Directors. Our Board has adopted a policy to require majority voting for directors in uncontested director elections. Our Corporate Governance Guidelines require that directors tender their resignation upon failure to achieve a majority vote in an uncontested director election. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider such resignation, taking into account the Governance Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation.

Stock Ownership Guidelines. Our Board is committed to director and senior management stock ownership. The Compensation Committee has adopted Executive Officer Stock Ownership Guidelines that are applicable to all Section 16 officers, including the executive officers named in this Proxy Statement. Depending on their positions, our executive officers have target minimum common stock ownership levels of three to five times their annual base salaries. At any time the executive officer’s equity holdings do not satisfy these guidelines, depending on their position, they must retain 75% to 100% of the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock, as applicable. Shares counting toward achievement of the guideline include: shares owned outright (either directly or indirectly), vested restricted stock units, and allocated shares in other Company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted and performance shares do not count toward the guideline. The Compensation Committee maintains the discretion to modify these guidelines, but did not do so in 2011.

The Board also has adopted Stock Ownership Guidelines for non-employee directors. Each non-employee director has a target minimum common stock ownership level of five times the value of the annual stock grants made by the Company to these non-employee directors pursuant to its then current director compensation plan. At any time these guidelines are not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock, as applicable. Shares counting toward achievement of the guideline include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust) and vested restricted stock or restricted stock units. Shares that do not count toward achievement of the guideline include: (a) shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor; (b) unexercised outstanding stock options (whether or not vested); (c) unvested/unearned restricted stock or restricted stock units; and (d) shares transferred to a non-employee director’s employer pursuant to such firm’s policies.

Director Resignation Policy. Our Corporate Governance Guidelines require that directors tender their resignation upon a change of employment. The Governance Committee would then consider whether such change in employment has any bearing on the director’s ability to serve, the Board’s goals regarding Board composition, and any other factors considered appropriate and relevant. The Board would then determine whether to accept or reject such resignation.

Management Succession. The Board periodically reviews management succession and development plans with the CEO. These plans include CEO succession in the event of an emergency or retirement, as well as the succession of each of the CEO’s direct reports and other employees critical to our continued operations and success.

Equity Award Policy. Our Board has adopted a policy to ensure that equity awards issued under our equity incentive plans are made on a regular annual schedule, absent unusual and compelling circumstance. Our management equity grants are made every year at the Compensation Committee meeting that falls in or closest to the month of September. In addition, the grant date and grant date fair market value cannot precede the date on which the Compensation Committee actually approves the award.

Whistleblower Policy. We have a Whistleblower Policy that directs the Audit Committee to investigate complaints received directly (or through management) regarding:

•	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

•	circumvention of our internal accounting controls;

•	fraud in the preparation or review of our financial statements or records;

•	misrepresentations regarding our financial statements or reports;

•	violations of legal or regulatory requirements; and

•	retaliation against whistleblowers.

Policy Regarding Transactions with Interested Parties. Our Board has adopted a written related party transactions and corporate opportunities policy. See “Review and Approval of Transactions with Interested Persons” on page 62.

For information related to the independence of Board members see “Director Independence” on page 18.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2011, the members of our Compensation Committee were Frederic V. Malek, Bradford M. Freeman and Jane J. Su. None of Messrs. Malek and Freeman or Ms. Su has ever been an officer or employee of our Company or any of our subsidiaries. During 2011, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may write to the Chairperson of the Board (who acts as the lead independent director), the entire Board or any of its members at CBRE Group, Inc., c/o Laurence H. Midler, General Counsel and Secretary, 11150 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o larry.midler@cbre.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If our General Counsel determines that providing a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published in the Corporate Governance section of the Investor Relations page of our Web site at www.cbre.com.

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills, and characteristics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

Our Governance Committee developed detailed criteria for considering future Board candidates which have been reviewed by our full Board. Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent and analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. In addition, the Board is interested in adding candidates with a strategic marketing or operating background and a passion for building a transformative business on a global basis. Other factors include having members with international experience, including knowledge of emerging markets and/or management of business operations and resources that are dispersed across a global platform, as well as various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the SEC. All potential candidates are interviewed by our Chief Executive Officer, our Board Chairperson and Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Stockholders may recommend candidates to our Board. See “Corporate Governance—Submission of Stockholder Proposals and Board Nominees” on page 21 for more information. Stockholders affiliated with Blum Capital Partners are entitled to nominate directors as set forth under “Related-Party and Other Transactions Involving Our Officers and Directors” on page 61.

DIRECTOR INDEPENDENCE

Pursuant to our Corporate Governance Guidelines and the listing rules of the NYSE, the Board must consist of at least a majority of independent directors. As of March 15, 2012, 90% of our Board is independent. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by the Corporate Governance Guidelines and the listing rules of the NYSE. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit or any other committees of the Board, or (2) be an affiliated person of ours.

We adopted the following categorical standards for director independence in compliance with the NYSE corporate governance listing standards: No director qualifies as “independent” unless the Board affirmatively determines each year that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). We and our subsidiaries must identify which directors are independent and disclose the basis for that determination.

1.	The following relationships shall be deemed immaterial in determining director independence:

•

The director, or a company of which the director serves as an officer, director, employee or consultant, receives products or services (e.g., brokerage or property management services) from us or our affiliates or subsidiaries in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties, subject to the dollar limitations described elsewhere in these categorical standards for director independence.

•

A relationship arising solely from a director’s status as an officer, employee or owner of two percent or more of the equity of a company to which we are indebted at the end of our preceding fiscal year, so long as the aggregate amount of the indebtedness of us to such company is not in excess of two percent of our total consolidated assets at the end of our preceding fiscal year.

2.	However, a director is not independent if:

•

The director is, or has been within the last three years, our employee or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of ours or any of our subsidiaries.

•

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

The director or an immediate family member is a current partner of a firm that is our internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who personally works on our, or any of our subsidiaries, audit within that time; or the director or an immediate family member was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on our, or any of our subsidiaries, audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers, or any present executive officers of any of our subsidiaries, at the same time serves or served on that company’s compensation committee.

•

The director or an immediate family member is, or during the last three years was, an officer or senior employee of a company on whose board of directors any of our present executive officers, or any present executive officers of any of our subsidiaries, at the same time serves or served.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company or firm that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

The director or an immediate family member is affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1 million in a single fiscal year, whichever amount is greater) from us, any of our affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period, unless the contribution was approved in advance by the Board.

As a result of the Board’s independence review, which included consideration of the investments and agreements described under “Related-Party and Other Transactions Involving Our Officers and Directors”, the Board affirmatively determined that all of our non-employee directors nominated for election at the Annual Meeting are independent of us and our management under the standards set forth in the Corporate Governance Guidelines.

AUDIT COMMITTEE FINANCIAL EXPERTS

Our Board has determined that Messrs. Feeny, Malek and Wilson qualify as “audit committee financial experts,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Feeny, Malek and Wilson were each determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including based on their prior experience: Mr. Malek actively supervised chief financial officers as a former president of Northwest Airlines, Inc. and Marriott International, Inc., and Mr. Wilson previously served as chief financial officer at Northwest Airlines, Inc. and The Walt Disney Company.

Our Board determined that Mr. Feeny acquired the required attributes for such designation as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:

•	Mr. Feeny received a B.S. degree in mechanical engineering from Texas A&M University and an M.B.A. from Harvard Business School.

•	Mr. Feeny has been a managing director at Voyager Capital, a venture capital firm, since 2000 and has served on numerous company boards of directors.

•

Mr. Feeny served on the Trammell Crow Company Audit Committee prior to our acquisition of that company in 2006, and chaired the Finance and Audit Committee of the Presidio Trust (a 6-million square foot asset based public/private partnership with the U.S. government).

•

Mr. Feeny served on the board of directors of Stanford Federal Credit Union where he reviewed financial reports and accounting statements for this financial institution. He also served on the Investment Committee of the Children’s Health Council, where he helped oversee the endowment and returns.

•

Mr. Feeny was the Executive Vice President of the Stanford Management Company, which oversaw Stanford University’s endowment, from 1992 to 1999, during which time assets under management grew from $1.5 billion to $9.0 billion.

•	Mr. Feeny was previously a managing partner for Trammell Crow Company in Seattle, with $700 million of assets under management.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

KPMG LLP’s fees for the fiscal years ended December 31, 2011 and 2010 were as follows (in millions):

	Fiscal 2011	Fiscal 2010
Audit Fees	$7.1	$5.9
Audit-Related Fees	1.6	1.1
Tax Fees	1.1	1.0
All Other Fees	—	—

Total Fees	$9.8	$8.0

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of our annual financial statements, review of our quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes audits of our employee benefit plans, financial due diligence in connection with acquisitions, and accounting consultations related to generally accepted accounting principles, or GAAP, and the application of GAAP to proposed transactions.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

None of the services described above were approved by the Audit Committee pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. At the 2011 Annual Meeting on May 11, 2011, eight of our directors attended in person and one director participated telephonically.

SUBMISSION OF STOCKHOLDER PROPOSALS AND BOARD NOMINEES

If you would like to recommend a candidate for possible inclusion in our 2013 proxy statement or bring business before our annual meeting of stockholders in 2013, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 11150 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025, by registered, certified, or express mail and provide the required information as described below.

Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in the Company’s proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals in accordance with that rule so that they are received by the Secretary at the Company’s executive offices no later than the close of business on November 23, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In addition, our By-laws provide that a stockholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is presented properly for consideration. If a stockholder wishes to bring business to a meeting for consideration under the By-laws rather than under SEC Rule 14a-8, the stockholder must give the Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our By-laws dealing with stockholder proposals. In addition, any stockholder is entitled to nominate one or more persons for election as directors. The notice of your proposal or director nomination must be delivered to or mailed and received at our principal executive office no later than February 7, 2013 and no earlier than January 8, 2013, unless our 2013 annual meeting of stockholders is to be held more than 30 days before or more than 70 days after May 8, 2013, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2013 annual meeting and not later than the close of business on the later of the 90th day prior to the 2013 annual meeting or the 10th day after public announcement of the date of the 2013 annual meeting is first made. The requirements for such stockholder’s notice are set forth in our By-laws, which are posted on the Corporate Governance section of the Investor Relations page on our Web site at www.cbre.com. Any nomination must include the information described in our By-laws including the following information:

•	The candidate’s name and business address;

•

A resume or curriculum vitae describing the candidate’s qualifications (including prior business experience for at least the past five years), and that clearly indicates that he or she has the experiences, skills, and qualifications that the Governance Committee looks for in a director as indicated above and in the Governance Committee’s Charter;

•

A statement as to whether or not, during the past 10 years, the candidate has been convicted in a criminal proceeding (excluding traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past five years;

•	A statement signed by the candidate stating that he or she consents to serve on the Board if elected;

•

A statement from the person submitting the candidate that he or she is the registered holder of common shares, or if the stockholder is not the registered holder, a written statement from the “record holder” of the common shares (usually a broker or bank) verifying that, at the time the stockholder submitted the candidate, he or she was a beneficial owner of common shares;

•

A description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares between the stockholder giving notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others; and

•

A description of any agreement, arrangement or understanding the intent or effect of which is to transfer to or from the stockholder giving notice or the “record holder”, the economic consequences of ownership of the shares of the Company or to increase or decrease the voting power of such holder or to provide any such holder, directly or indirectly, with the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company.

All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the Governance Committee for its review, which may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with this process will be notified of the Governance Committee’s decision.

COMPANY PROPOSALS

PROPOSAL NO. 1

NOMINEES FOR ELECTION TO THE BOARD

At the Annual Meeting, our stockholders will elect 10 directors to serve until our annual meeting of stockholders in 2013 or until their respective successors are elected and qualified. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of CBRE and each of the nominees has consented, if elected as a director to our Board, to serve until his or her term expires.

Your proxy holder will vote your common stock for the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

Name	Position
Richard C. Blum	Chairperson; Executive Committee Chairperson; Governance Committee and Acquisition Committee member

Curtis F. Feeny	Director; Audit Committee Chairperson; Governance Committee member

Bradford M. Freeman	Director; Governance Committee Chairperson; Acquisition Committee and Compensation Committee member

Michael Kantor	Director; Acquisition Committee and Governance Committee member

Frederic V. Malek	Director; Compensation Committee Chairperson; Audit Committee member

Jane J. Su	Director; Compensation Committee member

Laura D. Tyson	Director; Acquisition Committee member

Brett White	Director, Chief Executive Officer; Acquisition Committee Chairperson; Executive Committee member

Gary L. Wilson	Director; Audit Committee member

Ray Wirta	Director; Acquisition Committee and Executive Committee member

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

10 NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2012. During 2011, KPMG LLP served as our independent accountants and reported on our consolidated financial statements for that year.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL NO. 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Executive compensation is an important matter for the Company and its stockholders. This proposal provides our stockholders with the opportunity to cast an advisory vote on our executive compensation.

Our executive compensation program is based on a pay-for-performance philosophy. Our executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We also believe that our stockholders agree that our compensation program is reasonable and appropriate, as evidenced by the substantial majority (96.7%) of shares voted to approve our executive compensation at our May 2011 annual meeting of stockholders. The recent recession showed this program performed as intended—low or no variable compensation was paid in years of poor economic performance for the Company and higher variable compensation was paid in 2010 and 2011 as the Company’s performance improved. Our Board approves an operating plan each year that assumes growth in revenues and profits, absent unusual circumstances. The operating plan is set to achieve our stockholders’ expectations of growth in profits each year. For executive officers to exceed target compensation, the Company’s annual performance would have to exceed its operating plan.

We urge you to carefully read the “Executive Compensation—Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement beginning on page 38 for additional details on our executive compensation, including our compensation philosophy and objectives and the 2011 compensation of the named executive officers, as well as the compensation-related tables and narrative beginning on page 50. The following highlights key aspects of our executive compensation in fiscal year 2011:

•	Our program emphasizes variable pay that ensures executive compensation is aligned with performance.

➢	A significant portion of our named executive officers’ total target annual compensation is variable.

➢	Annual performance award amounts are tied to achievement of internal performance targets to ensure that executive compensation is aligned with our performance.

•

In 2011, the Company met its overall financial objectives, and as a result, actual performance awards earned were broadly in line with target levels, with some individual fluctuation for above or below target performance based on regional performance, which comprises 50% of certain executives’ financial performance targets. Following a strong 2010, our operating plan for 2011 reflected continued solid growth while the Company faced strong macro-economic headwinds that developed throughout the year, including lagging economic and job growth, the earthquake and tsunami in Japan in March 2011, and the ongoing European sovereign debt crisis. Although our business nevertheless generally grew in accordance with the annual operating plan, our executives experienced a reduction in overall cash compensation compared with 2010, when our performance significantly exceeded operating plan levels. This can be seen in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 50 and as more fully described in the CD&A section of this Proxy Statement beginning on page 38.

•

The fluctuations in compensation during the recession and in the recovery that followed are indicative of the effectiveness of our approach to variable compensation. During the economic downturn, which began in 2008 and continued into early 2010, our named executive officers, along with most other employees, made significant sacrifices, such as base salary reductions and target bonus reductions, in order to help us reduce expenses. No performance awards were paid to executive officers in 2008 and 2009 payments were based on targets that were reduced to 50% of normal levels.

•

Our performance in 2010 significantly exceeded our operating plan and we were able to restore most of the reductions to cash compensation. Base salaries were restored to pre-recession levels as of June 27, 2010. Annual performance award targets were effectively restored in 2010 to 95% of normal levels, and because the Company significantly outperformed compared to its operating plan, actual performance awards earned were well above these reduced target levels.

•

Long-term incentives are provided in the form of restricted stock awards which align the interests of management with those of stockholders; focus management on long-term, sustainable stockholder value creation; and encourage the retention of key talent. Our named executive officers received long-term incentive grants in 2011, as described in the “Stock Awards” column of the “Summary Compensation Table” on page 50.

•	We maintain compensation policies that we believe are aligned with best practices in corporate governance:

➢	The Compensation Committee conducted a risk assessment of our compensation programs and concluded our programs do not create risks that are likely to have a material adverse effect on the Company. A further description of this risk assessment can be found under “Board Structure, Leadership and Risk Management” on page 9.

➢	We have stock ownership guidelines for executives and directors that require them to have meaningful ownership interests in the Company to align their interests with those of our stockholders. A description of our stock ownership guidelines for executives and directors can be found under “Corporate Governance—Board and Committee Governing Documents—Stock Ownership Guidelines” on page 15.

➢	No executive officer is party to an employment agreement with the Company providing for change of control, severance benefits or perquisites, except for Mr. White’s special CEO retention award described under “Compensation Discussion and Analysis—CEO Retention Award” on page 45.

➢	We prohibit our directors, executive officers and other designated insiders from trading in CBRE securities outside quarterly trading windows, except under approved SEC Rule 10b5-1 trading plans, and we prohibit all hedging transactions involving our stock.

Based on the above, we propose that stockholders approve the compensation of our named executive officers as described in this Proxy Statement by adopting the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers. At the Company’s annual meeting of stockholders held in May 2011, the majority of our stockholders voted to advise us to include an advisory vote on executive compensation proposal every year and we expect to conduct the next advisory vote at our 2013 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Summary

At the Annual Meeting, we are asking you to approve a new 2012 Equity Incentive Plan (“2012 Plan”). The 2012 Plan was approved by the Board on February 14, 2012, conditioned on and subject to obtaining stockholder approval of the 2012 Plan on or before February 13, 2013. We are requesting approval of a new equity compensation plan because, at historical grant rates, the remaining unissued shares in our current stock incentive plan which are available for future grant would be insufficient to cover our anticipated 2012 grants, let alone grants to be made in future years. The last time stockholders approved additional shares for grant under the Company’s equity incentive plan was 2008.

Having an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of stockholder value by:

•	Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;

•	Aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our common stock;

•	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance; and

•	Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

We currently grant stock-based incentive awards to our employees, consultants and directors (collectively, “Selected Participants”) under our Second Amended and Restated 2004 Stock Incentive Plan (“2004 Plan”). After its original adoption, the 2004 Plan was amended and was last approved by our stockholders in 2008. Prior to adoption of the 2004 Plan, we granted stock-based incentive awards to our employees, consultants and directors under our 2001 Stock Incentive Plan (“2001 Plan”). The 2001 Plan was terminated in 2004 when we adopted the 2004 Plan. If stockholders approve the 2012 Plan, the 2004 Plan will terminate and no further awards will be granted from the 2004 Plan.

The 2012 Plan authorizes 16,000,000 shares for grants to participants, plus the unissued shares from the 2004 Plan (2,180,536 as of March 1, 2012), plus shares from outstanding awards that would again become available under the 2004 Plan (e.g., due to forfeitures and settlement for net exercises and tax withholding). The impact of this requested share reserve and our recent grant practices are shown below:

Key Metrics

Dilutive effect of new reserve shares plus available shares under the 2004 Plan	5.14%
Total potential dilution (including currently outstanding awards)	9.26%
Average annual burn rate, prior three fiscal years	1.35%

The approximately 18,180,536 shares (as of March 1, 2012) that would be available under the 2012 Plan are intended to manage our equity compensation needs for the next four years.

The table below shows the number of shares available and subject to awards under our equity compensation plans as of March 1, 2012:

Plan Name	Unissued Shares as of 3/1/12	Subject to Awards as of 3/1/12
2004 Plan	2,180,536	12,551,590
2001 Plan	0	1,999,146
Total of 2004 Plan and 2001 Plan	2,180,536	14,550,736
2012 Plan Request	16,000,000	0

Of the shares shown in the above table, there were 4,751,352 options outstanding with a weighted average exercise price of $8.92 per share and a weighted average remaining term of 2.24 years. Further, there were 9,799,384 shares subject to restricted stock awards and restricted stock units outstanding and unvested under the 2004 Plan. As of March 1, 2012, the fair market value of a share of our common stock (as determined by the closing price quoted by NYSE on that date) was $18.71 per share.

Similar to the 2004 Plan, the 2012 Plan will permit the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, stock units, stock appreciation rights (“SARs”), other equity awards and/or performance-based cash awards to Selected Participants. Such awards may be granted beginning on the date of stockholder approval of the 2012 Plan and continuing through February 13, 2022, or the earlier termination of the 2012 Plan, subject to the number of available shares remaining in the 2012 Plan.

The following points summarize why the Board strongly believes the 2012 Plan is necessary to promote our long-term success and the creation of stockholder value:

•

Achieving superior long-term results for our stockholders always has been one of our primary objectives and therefore it is essential that our key employees think and act like owners. Stock ownership helps enhance the alignment of the long-term economic interests of our key employees with those of our stockholders.

•

As of March 1, 2012, the 2004 Plan had only 2,180,536 unissued shares available for future grant. At historical grant rates, the remaining unissued shares in the 2004 Plan would be insufficient even to cover 2012 grants, let alone future years. Therefore, if the 2012 Plan is not approved by stockholders, we will soon lose our ability to grant equity incentive awards to key employees, which will lessen our ability to align these employees’ long-term economic interests with those of our stockholders and also provide an adequate retention mechanism.

•

We are a commercial real estate services company, and unlike many other companies involved in the commercial real estate industry (e.g., REITs), our greatest assets are our people, not real estate assets. As a human-capital intensive company, we must employ competitive compensation mechanisms to attract, motivate and retain our most productive employees. Although all employees are eligible for equity compensation under the 2004 Plan, we limit application of the plan to employees who are more likely to have a meaningful impact on our financial results. A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity incentives to these individuals. On average, based on recent participation in our 2004 Plan, in any given year, the Compensation Committee expects to grant awards to approximately 200 employees (including our executive officers) and our non-employee directors out of a total employee pool of approximately 34,000 as of March 1, 2012. The actual participants and participation levels may vary from year to year. Participation in our equity incentive plan rewards these employees for superior performance by giving them an opportunity to participate in our growth, thereby aligning their interests with those of our stockholders. Companies with whom we compete for talent rely on equity incentives to attract and retain top talent, including when they attempt to recruit our people, and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and other employees would have an adverse effect on our business.

•

A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long-term equity incentives, helps motivate management to make decisions that favor longer-term stability and profitability over short-term results. The absence of a sufficient share pool from which to grant long-term equity awards to Selected Participants would hamper our ability to provide such a balance.

•

The 18,180,536 shares of common stock that would be available for grant under the 2012 Plan (which includes the remaining share reserve from the 2004 Plan) only represent approximately 5.14% of the number of shares of common stock that are currently outstanding. In addition, our restricted stock and restricted stock units grant rates for the past three fiscal years have only averaged approximately 1.35% of total outstanding shares (excluding forfeitures). The share authorization request under the 2012 Plan is a conservative amount designed to manage our equity compensation needs for the next four years, at which time stockholders would be able to re-evaluate any additional authorization request. The total potential dilution (including currently outstanding awards) would be approximately 9.26%.

•

The 2012 Plan provides several corporate governance enhancements which were not part of the 2004 Plan, including, without limitation, (i) no automatic vesting of unvested shares upon stockholder approval of a “liquidation” occurrence, (ii) ability to suspend awards during employee investigations, and (iii) “clawback” or recoupment of compensation provisions. In addition, the 2012 Plan continues what we believe are good corporate governance practices from the 2004 Plan, such as requiring stockholder approval for any repricing of options or SARs, administration by a committee composed of independent directors, and no automatic single-trigger vesting upon a change of control.

Text of 2012 Plan

The complete text of the 2012 Plan is attached as Appendix A to this Proxy Statement. Stockholders are urged to review the 2012 Plan together with the following information, which is qualified in its entirety by reference to Appendix A. If there is any inconsistency between this Proposal No. 4 and the 2012 Plan terms, or if there is any inaccuracy in this Proposal No. 4, the terms of the 2012 Plan shall govern.

Highlights of Material Differences between the 2004 Plan and the 2012 Plan

	2004 Plan	2012 Plan
Available Shares	2,180,536 shares remaining plus any shares that can become available under the 2004 Plan; 30,785,218 authorized over the life of the 2004 Plan	16,000,000 shares, plus unissued shares from the 2004 Plan, plus shares that can become available under the 2004 Plan

Types of Awards	Options/SARs, Stock, Stock Units (and all derivatives—Phantom Stock, Performance Stock, Performance Stock Units)	Same as the 2004 Plan, but added Other Equity Awards and Cash Awards

Plan Expiration	Expires March 31, 2014	Expires February 13, 2022

Section 162(m) Limits per Person per Fiscal Year	2,000,000 shares	• Options/SARs: 3,000,000 shares • Restricted Stock/Units: 2,000,000 shares
• Aggregate: 3,300,000 shares • Cash Awards: $5,000,000

	2004 Plan	2012 Plan

Recoupment of Compensation (“Clawback”)	N/A	Awards are subject to clawback policies as adopted from time to time by the Company

Suspension of Awards	N/A	Committee may suspend vesting, settlement and exercise of awards pending an investigation

Acceleration of Vesting Upon Liquidation/Dissolution	Vesting accelerated upon stockholder approval of liquidation or dissolution, whether or not consummated	Vesting accelerated only upon consummation of liquidation or dissolution

Indemnification of Board, Committee and their Delegates	N/A	Express indemnification of Board, Committee and their delegates in the performance of their duties under the plan

Non-Employee Director Equity Compensation	Automatic grants provided, including stock options and restricted stock	No automatic grants included in the plan

A more detailed summary of the principal provisions of the 2012 Plan is set forth below. If there is any inconsistency between the summary set forth below and the 2012 Plan’s terms, or if there is any inaccuracy in the following summary, the terms of the 2012 Plan shall govern.

Key Features of the 2012 Plan

Certain key features of the 2012 Plan are summarized as follows:

•

The 2012 Plan authorizes for grant a maximum of 16,000,000 common shares, plus the remaining share reserve under the 2004 Plan (2,180,536 as of March 1, 2012), plus shares that may become available from outstanding awards under the 2004 Plan (e.g., due to forfeitures and settlement for net exercises and tax withholding). The dilutive effect of the new reserve plus all outstanding awards is approximately 9.26%.

•	If not terminated earlier by the Board, the 2012 Plan will terminate on February 13, 2022.

•

The 2012 Plan will generally be administered by a committee comprised solely of independent members of the Board, which will be the Compensation Committee unless otherwise designated by the Board (“2012 Plan Committee”). The Board or 2012 Plan Committee may designate a separate committee to make awards to employees who are not Section 16 officers.

•

Employees, consultants and directors are eligible to receive awards, provided that the 2012 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

•

Minimum vesting of three years (prorated) for restricted stock and restricted stock units subject only to continuous service for vesting, and minimum vesting of one year for such awards using performance criteria for vesting; except that no minimum vesting is required for awards that in the aggregate do not exceed 5% of the share reserve established under the 2012 Plan.

•	Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.

•	Stock options and stock appreciation rights may not be repriced or exchanged without stockholder approval.

•	Awards can qualify as tax deductible “qualified performance-based compensation” within the meaning of the Internal Revenue Code (“Code”) Section 162(m) depending on the terms of the award.

Description of the 2012 Plan

The 2012 Plan permits the grant of the following types of equity-based incentive awards: (1) restricted stock, (2) restricted stock units, (3) stock options (which can be either ISOs or NSOs), (4) SARs, (5) other equity awards and (6) performance-based cash awards. The vesting of equity awards can be based on continuous service and/or performance goals, although our historical practice has been to vest based on continuous service.

Eligibility to Receive Awards. All employees, consultants and directors of ours and certain of our affiliated companies are eligible to receive awards under the 2012 Plan. The 2012 Plan Committee determines, in its discretion, the Selected Participants who will be granted awards under the 2012 Plan. Based on recent participation in our 2004 Plan, in any given year, on average, the Compensation Committee expects to grant awards to approximately 200 employees (including our executive officers) and our non-employee directors out of a total employee pool of approximately 34,000 as of March 1, 2012. Many of these grants are made to the same individuals each year. We typically grant awards to employees (including executive officers) based on recommendations from management each year that reflect performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. With respect to our non-employee directors, our grants will be made in accordance with an automatic grant program established pursuant to the Board’s director compensation policy as described above under “Information About the Board—2012 Director Compensation” on page 8. Non-employee directors may continue to elect to receive stock grants or stock units in lieu of fees that would otherwise be paid in cash.

Shares Subject to the 2012 Plan. If stockholders approve the 2012 Plan pursuant to this Proposal No. 4, the maximum number of common shares that can be issued under the 2012 Plan is 16,000,000 shares, plus the remaining share reserve under the 2004 Plan (2,180,536 as of March 1, 2012), plus shares that may become available from outstanding awards under the 2004 Plan (e.g., due to forfeitures and settlement for net exercises and tax withholding). Shares underlying forfeited or terminated awards, plus those utilized to pay an award’s exercise price or tax withholding obligations will become available again for issuance under the 2012 Plan.

Administration of the 2012 Plan. The 2012 Plan will be administered by our Board’s Compensation Committee, acting as the 2012 Plan Committee, which must consist of independent Board members under NYSE rules. With respect to certain awards issued under the 2012 Plan, the members of the 2012 Plan Committee also must be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and/or “outside directors” under Section 162(m) of the Code. Subject to the terms of the 2012 Plan, the 2012 Plan Committee has the sole discretion, among other things, to:

•	Select the individuals who will receive awards;

•	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2012 Plan or any award agreement;

•	Amend or waive the terms and conditions as it deems appropriate, subject to the limitations set forth in the 2012 Plan and consent of the applicable participants; and

•	Interpret the provisions of the 2012 Plan and outstanding awards.

Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the 2012 Plan Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2012 Plan. In addition, the 2012 Plan Committee may use the 2012 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates. For example, for participants who reside in France, we maintain a sub-plan under our 2004 Plan to enable more efficient tax treatment for these employees and us.

Types of Awards

Restricted Stock. Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the 2012 Plan Committee. The 2012 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2012 Plan Committee may impose whatever conditions to vesting it determines to be appropriate; provided, however, that generally the minimum vesting period must be at least three years (but permitting pro-rata vesting over the three-year period), unless vesting is based on performance goals, in which case the minimum vesting period will be at least one year.

Restricted Stock Units. Restricted stock units are the right to receive a number of shares of common stock at some future date after the grant, subject to terms and conditions established by the 2012 Plan Committee. The 2012 Plan Committee will determine all of the terms and conditions of an award of restricted stock units, including the vesting period; provided, however, that generally the minimum vesting period must be at least three years (but permitting pro-rata vesting over the three-year period), unless vesting is based on performance goals, in which case the minimum vesting period will be at least one year. Upon each vesting date of a restricted stock unit, a Selected Participant will be entitled to receive the number of shares indicated in the grant notice, or if expressed in dollar terms the fair market value of the shares on the settlement date.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2012 Plan Committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option.

Stock options granted under the 2012 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. However, we have never granted ISOs under either the 2001 Plan or 2004 Plan.

A stock option generally cannot be exercised until it becomes vested. The 2012 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2012 Plan may not exceed ten years from the date of grant although the 2012 Plan Committee may establish a shorter period at its discretion. We have not used stock options as equity compensation for employees since 2008 in favor of reliance on restricted stock and restricted stock units, but prior to that time our practice was to provide a seven-year term with four-year annual vesting.

Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the fair market value of the shares covered by the exercised portion of the SAR on the date of grant. The 2012 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term life for SARs granted under the 2012 Plan may not exceed ten years from the date of grant subject to the discretion of the 2012 Plan Committee to establish a shorter period. The 2012 Plan Committee may determine that a SAR will only be exercisable if we satisfy performance goals established by the 2012 Plan Committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the 2012 Plan Committee may determine.

Other Awards. The 2012 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards which are intended to qualify as performance-based compensation under Code Section 162(m) may be issued to Covered Employees (as defined below). Additionally, substitute awards may be issued under the 2012 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Performance Conditions and Annual Grant Limits. The 2012 Plan specifies performance conditions that the 2012 Plan Committee may include in awards intended to qualify as performance-based compensation under Code Section 162(m). These performance criteria shall be limited to one or more of the following target objectives involving us or a subsidiary or affiliate of ours, although generally we have used EBITDA, as adjusted, to measure the performance of our executives and business units.

•	annual revenue
•	EBITDA
•	earnings per share
•	stock price
•	operating cash flow
•	net income
•	profit margins, operating margins, gross margins or cash margins
•	revenue growth
•	pre- or after-tax income (before or after allocations of corporate overhead and bonuses)
•	return on equity
•	total stockholder return
•	return on assets or net assets
•	appreciation in and/or maintenance of the price of our common stock
•	market share
•	gross profits
•	economic value-added models or equivalent metrics
•	comparisons with various stock market indices
•	reductions in costs
•	cash flow or cash flow per share
•	return on capital (including return on total capital or return on invested capital)
•	cash flow return on investment
•	improvement in or attainment of expense levels or working capital levels
•	year-end cash
•	debt reductions
•	stockholder equity
•	regulatory or litigation achievements
•

implementation, completion or attainment of measurable objectives with respect to business development, new products or services, budgets, regulatory or business risks, acquisitions, divestitures or recruiting and maintaining personnel

If this Proposal No. 4 is approved by stockholders, then each of the above performance criteria would be approved for use, at the 2012 Plan Committee’s discretion, in awards that are intended to qualify as performance-based compensation under Code Section 162(m). Including one or more of the foregoing performance conditions in awards of restricted stock and restricted stock units to Covered Employees can permit these awards to qualify as performance-based compensation. Certain other awards, such as stock options, may qualify as performance-based compensation under Code Section 162(m) without including of any of the above performance criteria.

Approval of the material terms of the 2012 Plan (which consists of participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants) by stockholders is necessary for grants to Covered Employees to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Code. Qualified performance-based compensation approved by stockholders is not subject to the Code Section 162(m) deduction limit. By seeking approval of this Proposal No. 4, the Board also intends to prevent Code Section 162(m) from limiting the deductibility of certain 2012 Plan awards to Covered Employees. In this regard, the 2012 Plan imposes the following individual annual grant limits on awards that are intended to constitute qualified performance-based compensation under Code Section 162(m):

Grant Limit Per Fiscal Year

Stock Options and SARs	3,000,000 shares
Restricted Stock and Restricted Stock Units	2,000,000 shares
Other Equity Awards	2,000,000 shares
Total of All Equity Awards	3,300,000 shares
Cash Awards	$5,000,000

However, from time to time, the Compensation Committee has awarded, and will likely continue to award, compensation to our executive officers which is not fully deductible if it determines that such award is consistent with our executive compensation philosophy and is in the Company’s and our stockholders’ best interests. Further, the 2012 Plan does not preclude the Compensation Committee from making other compensation payments outside of the 2012 Plan to Covered Employees even if such payments do not qualify for tax deductibility under Code Section 162(m). See “Internal Revenue Code Section 162(m) Limits” below for further information on Code Section 162(m).

Limited Transferability of Awards. Awards granted under the 2012 Plan generally are not transferrable other than upon death or pursuant to a court-approved domestic relations order. However, the 2012 Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Selected Participant’s immediate family or to a trust or other entity for the benefit of the Selected Participant and/or his or her immediate family.

Termination of Employment, Death or Disability. The 2012 Plan determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested, unless the award agreement or a Selected Participant’s employment agreement provides otherwise.

Adjustments upon Changes in Capitalization. In the event of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the maximum number of shares that can be issued under the 2012 Plan (including the ISO limit), the number and class of shares issued under the 2012 Plan and subject to each award, as well as the exercise prices of outstanding awards, and the number and class of shares available for issuance under the 2012 Plan, shall each be equitably and proportionately adjusted by the 2012 Plan Committee.

Corporate Transaction. In the event that we are a party to a merger or other reorganization, outstanding 2012 Plan awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent, (iii) full exercisability or full vesting, or (iv) cancellation of outstanding awards with or without consideration, in all cases with or without consent of the Selected Participant. The Board or 2012 Plan Committee need not adopt the same rules for each award or Selected Participant.

Change in Control. Under the 2012 Plan, there is no automatic vesting upon a change of control. The 2012 Plan Committee would have to expressly authorize any acceleration of vesting upon a change in control, or upon a change in control followed by an involuntary termination of employment within a certain period of time.

Term of the 2012 Plan. If approved by stockholders, the 2012 Plan will continue in effect until February 13, 2022, or until earlier terminated by the Board.

Governing Law. The 2012 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2012 Plan. The Board generally may amend or terminate the 2012 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments, including any addition of shares or repricing of stock options or stock appreciation rights after the date of their grant as required by NYSE Listing Rules.

Certain Federal Income Tax Information

The following is a general summary, as of March 1, 2012, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2012 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2012 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for one year or more.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of the vested restricted stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested restricted stock units.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Code places a limit of $1.0 million on the amount of compensation that we may deduct in any one fiscal year with respect to our principal executive officer and each of the other three most highly compensated officers (other than the principal financial officer) (“Covered Employees”). The 2012 Plan is intended to enable certain awards to constitute performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2012 Plan (such as restricted stock units). The intent is for the 2012 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits

All 2012 Plan awards will be granted at the 2012 Plan Committee’s discretion, subject to the limitations described in the 2012 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2012 Plan are not presently determinable.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” APPROVAL

OF THE 2012 EQUITY INCENTIVE PLAN.

OTHER MATTERS

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the proxy holders will vote the common stock as to which they hold proxies at their discretion.

EXECUTIVE OFFICERS

In addition to Mr. White, described on page 4 under “Information About the Board,” our executive officers as of March 15, 2012 were as follows:

Name	Age	Position
Robert Blain	56	President—Asia Pacific
Gil Borok	44	Executive Vice President and Chief Financial Officer
Calvin W. Frese, Jr.	55	Group President—Global Services
Arlin E. Gaffner	55	Chief Accounting Officer
Michael J. Lafitte	51	President—Americas
Laurence H. Midler	47	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Michael J. Strong	64	President—Europe, Middle East and Africa
Robert E. Sulentic	55	President

Robert Blain. Mr. Blain has been our President—Asia Pacific since February 2002. Prior to such time, he was employed by Colliers International Property Consultants, Inc., and served as a Regional Investment Director from 1995 to 1998, its Australia Director from 1999 to 2000 and as its Chief Executive—New South Wales from 2000 to February 2002. Mr. Blain holds a diploma in Land Economy from the Real Estate Institute of New South Wales, and is a Fellow of the Royal Institute of Chartered Surveyors, UK and a Fellow of the Australian Property Institute.

Gil Borok. Mr. Borok has been our Chief Financial Officer since March 2010 and Executive Vice President since October 2002. He previously served as our Chief Financial Officer—Americas from March 2009 and our Chief Accounting Officer from January 2007 until March 2010. He also served as our Interim Chief Financial Officer from December 2008 to March 2009 and our Global Controller from October 2002 to January 2007. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California, and holds a B.A. from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California, Los Angeles.

Calvin W. Frese, Jr. Mr. Frese has been our Group President—Global Services since December 2010. He previously served as our President—Global Services from March 2010 to December 2010, Global Chief Operating Officer from January 2009 to March 2010 and as President of our Americas business from January 2005 until August 2009. Prior to this, Mr. Frese served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and joint venture partner of CBRE. He holds a B.A. from Trinity College and an M.S. in Accounting from the New York University, Leonard N. Stern School of Business.

Arlin E. Gaffner. Mr. Gaffner has been our Chief Accounting Officer since March 2010. He previously served as Chief Financial Officer of Trammell Crow Company, which operates our Development Services business, since our acquisition of Trammell Crow Company in December 2006 through December 2011. Prior to that, Mr. Gaffner was the Chief Accounting Officer of Trammell Crow Company from January 2002 until December 2006. Mr. Gaffner is a certified public accountant and holds a B.S. from Oral Roberts University.

Michael J. Lafitte. Mr. Lafitte has been the President of our Americas business since August 2009. He previously served as President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until December 2006 and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

Laurence H. Midler. Mr. Midler has been our Executive Vice President and General Counsel since April 2004. He also serves as our Secretary and Chief Compliance Officer. Prior to joining us, Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until the acquisition of its North American businesses in September 2003. Following the acquisition until March 2004, Mr. Midler served as sole director, President and Chief Executive Officer to manage the process of selling the company’s European operations and winding up the company’s affairs. He served as Vice President and Assistant General Counsel of Micro Warehouse, Inc. from September 1998 until July 2001. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. from the University of Virginia and a J.D. degree from The New York University School of Law.

Michael J. Strong. Mr. Strong has been our President—Europe, Middle East and Africa (EMEA) since July 2005. He served as Chairman of Insignia Richard Ellis in Europe from 2000, and continued to perform this role until being appointed President—EMEA in 2005. Prior to that, Mr. Strong was a Partner of Richard Ellis prior to its acquisition by us in 1998. He was appointed a Fellow of the Royal Institution of Chartered Surveyors in October 1986.

Robert E. Sulentic. Mr. Sulentic has been our President since March 2010. He previously served as the President of our Development Services business from December 2006 to April 2011. He previously served as our Chief Financial Officer from March 2009 and our Group President from July 2009, each until March 2010. Mr. Sulentic was a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa from December 2006 through March 2009. Mr. Sulentic was a director of Trammell Crow Company from December 1997 through December 2006, and served as its Chairman of the Board from May 2002 through December 2006. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through December 2006 and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000. Mr. Sulentic is also a member of the board of directors of Staples, Inc. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the objectives, strategy and features of our executive compensation program, and it describes how the compensation of our leaders aligns with our corporate objectives and stockholder interests. Although our executive compensation program is generally applicable to each of our senior officers, this discussion and analysis focuses primarily on the program as applied to our Chief Executive Officer, Chief Financial Officer and the other officers included in the “Summary Compensation Table,” or the “named executive officers”.

Executive Summary

Fiscal 2011 continued the recovery that began for our business in 2010, despite the persistently challenging economic environment. Net income on a U.S. GAAP basis increased 19% to $239.2 million, or $0.74 per diluted share, for 2011, compared with $200.3 million, or $0.63 per diluted share, for 2010. EBITDA for 2011 rose 7% to $693.3 million from $647.5 million1 in 2010, and revenue for 2011 increased 15% to $5.9 billion. Our

[1]

EBITDA for 2011 and 2010 includes the add back to net income of depreciation and amortization of $116.9 million and $109.0 million, respectively, net interest expense and financing costs of $144.1 million and $202.5 million, respectively, and $193.1 million and $135.7 million, respectively, for provision for income taxes. For supplemental financial data and a corresponding reconciliation of EBITDA to net income computed in accordance with U.S. GAAP, see footnote 3 to the Selected Financial Information table beginning on page 27 of Item 6, “Selected Financial Data,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012. As described in our Annual Report on Form 10-K, our Board and management use EBITDA to evaluate the Company’s performance and manage its operations. However, non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

executive officers’ compensation was generally in line with their performance award targets established at the beginning of 2011, with some individual fluctuation for above or below target performance based on regional performance, which comprises 50% of certain executives’ financial performance targets. While the Company’s financial and operational performance was strong, the Company’s overall 2011 financial performance was only modestly above the plan approved by our Board at the beginning of the year. This plan is set to achieve our stockholder’s expectations of growth in profits each year. Following a strong 2010, our financial performance plan for 2011 reflected continued solid growth, but macro-economic headwinds were significant in light of lagging economic and job growth, the earthquake and tsunami in Japan in March 2011, and the ongoing European sovereign debt crisis. We believe we performed well under the circumstances. While we exceeded overall plan on a consolidated basis, within certain individual business units, financial performance slightly lagged the Board-approved plan. In contrast, our 2010 financial performance was broadly and significantly above the 2010 plan. As a result, total cash compensation for 2011 for each of our named executive officers decreased from that reported for 2010, despite the overall growth of our business, primarily because performance awards, which make up a large portion of our executive officers’ cash compensation, decreased in 2011 compared to 2010.

The Compensation Committee takes into account the results of affirmative stockholder advisory votes on executive compensation as one of the many factors it considers in connection with the discharge of its responsibilities. Because a substantial majority (96.7%) of our stockholders who voted on this proposal in 2011 approved the compensation program described in our 2011 proxy statement, the advisory vote was not a factor in any of the compensation changes instituted by the Compensation Committee in 2011. Based on the advisory vote of our stockholders at the May 2011 annual meeting, the Board determined that the Company will hold stockholder advisory votes on executive compensation each year.

Our 2011 Compensation Program

Our compensation program objectives and what our program is designed to achieve

Our Compensation Committee establishes and administers the Company’s executive compensation program. The primary objectives set by our Compensation Committee through our executive compensation program are to attract and retain accomplished and high-potential executives and to motivate those executives to achieve short- and long-term goals in order to create sustainable improvements in stockholder value. Our compensation programs are designed to link pay to performance. The current market conditions make it particularly important that we retain the senior executive officers who are responsible for preserving our franchise, leading the Company in a rapidly changing economic environment and positioning us for growth as the market continues to recover. Consistent with those objectives, our executive compensation program includes both annual performance awards and equity incentives designed to:

1.	Link pay to performance by providing fair compensation to executives based on their performance and contributions, but placing a significant portion of each executive officer’s compensation “at risk”, with incentive programs that may result in no payout, or significantly below-target payout, when the Company’s performance or the officer’s individual performance does not meet pre-established goals. For example, due to the Company’s significantly diminished financial performance during the recent economic downturn, our executive officers received no annual performance awards for 2008 and significantly reduced annual performance awards for 2009;

2.	Provide incentives to attract and retain the leadership talent required to successfully execute our business strategy;

3.	Link the interests of executives to those of our stockholders by instilling a long-term commitment and developing pride and a sense of ownership in the Company;

4.	Be transparent and reflect best practices in corporate governance; and

5.	Be cost-effective and tax-efficient.

We believe that compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on our critical goals that translate into long-term stockholder value (i.e., we reward our executives for annual and long-term business performance, based on global and/or regional financial performance and progress against individual strategic performance measures). At the beginning of each year, our Board reviews our overall corporate mission, strategy and objectives and approves our annual operating plan. In support of our strategy and operating plan, our Compensation Committee establishes annual performance goals for our executive officers. At year-end, results and progress achieved at the global, regional and individual levels are measured relative to these goals.

Our Compensation Committee primarily relies on its own business judgment when determining the appropriate levels of various compensation components for any executive officer, based on such factors as the Compensation Committee may deem relevant. Such factors may include:

•	Industry conditions;

•	Corporate performance relative to companies the Compensation Committee deems comparable to the Company;

•	Current market compensation data among comparable companies;

•	Current and evolving practices and trends among comparable companies;

•	Overall effectiveness of the program in achieving, measuring and rewarding desired performance levels;

•	The results of our annual stockholder advisory vote on executive compensation; and

•	Advice to the Compensation Committee from its independent compensation consultant.

We seek to offer total compensation competitive with the market in which we compete for executive talent. For some positions this market is broader than the commercial real estate services industry in which we operate. Accordingly, our Compensation Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from the Committee’s independent compensation consultant to get a general sense of whether our executive compensation is reasonable and competitive. For certain executives, the Compensation Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including our most comparable public company competitors. This group changes from time to time and currently consists of the following companies:

AECOM Technology Corporation	Jones Lang LaSalle Incorporated
Aon Corporation	Kelly Services, Inc.
EMCOR Group, Inc.	Robert Half International Inc.
Fidelity National Financial, Inc.	The Shaw Group Inc.
First American Financial Corporation	Unisys Corporation
Fiserv, Inc.	URS Corporation
Foster Wheeler AG	Willis Group Holdings Public Limited Company
The Interpublic Group of Companies, Inc.	XL Group plc

The identified group of companies includes business services companies outside our industry, with stature, size and complexity that, on average, approximate our own, in recognition of the fact that competition for senior management talent is not limited to our industry. The Compensation Committee did not make any changes to the comparator group in fiscal 2011.

Prior to 2011, the Compensation Committee’s stated philosophy on executive compensation focused more significantly on positioning executive compensation targets with reference to composite compensation levels among the comparator group. Beginning in 2011, the Compensation Committee acknowledged that such significant use of comparator group data was not adequate or practical, given the Committee’s view that each executive should be measured and compensated based on a variety of additional factors that can present themselves in any given year, including individual performance, tenure in the job and the desire to enhance retention of the executive. In addition, reliable, relevant comparative data among the comparator group is not available for every position. As a result, the Compensation Committee confirmed that it would primarily rely on its subjective business judgment to set target compensation at levels that it feels are appropriate given numerous factors, which could include an assessment of corporate and business unit financial performance, individual past performance, responsibilities, experience level, ability, succession planning, expected future performance, retention risk, prior compensation levels, and the positioning of an executive’s compensation targets among other senior executives.

The Committee intends to continue examining market compensation data it believes to be reliable when establishing executive compensation targets for relevant officers. For example, as one factor in setting compensation targets for our Chief Executive Officer, President and Chief Financial Officer, we examine data for comparable positions in the comparator group described above. Our Chief Executive Officer’s base salary and annual incentive targets, for example, are above those of the next highest paid Company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Compensation Committee’s view that our Chief Executive Officer bears ultimate responsibility for the Company’s global results and our overall success, and therefore his compensation opportunity should be set higher. Reliable comparative data for our Group President—Global Services and our regional Presidents are not broadly available from this group, so the Committee emphasizes other data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions.

Elements of our compensation program

The compensation program for our executive officers is primarily comprised of three major elements, which are described in more detail below:

•	Base salary;

•	Short-term, or annual, performance awards; and

•	Long-term equity incentives.

A significant percentage of our executive officers’ target compensation package is variable, consisting of annual performance awards and long-term equity incentives. The Compensation Committee administers the Company’s non-equity incentive plans covering annual performance awards, and its equity incentive plans for long-term equity awards. The Compensation Committee determines annual performance award targets for our executives and sets the terms of long-term equity incentives. It does so based on advice it receives from its outside independent consultant and the Committee’s consideration of other subjective factors, including an assessment of business unit financial performance, individual performance, an individual’s expected future contributions to the Company’s business and retention risk. Actual payouts of annual performance awards may be higher or lower than the targets established early in the year depending on performance against the financial and subjective factors discussed below. The actual value of long-term equity awards depends on the growth of our stock price over time.

Our pay practices support our efforts to attract, motivate, incentivize and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives while concurrently meeting ambitious long-term business objectives. Such pay practices are differentiated based on individual performance, leadership and potential, as well as overall enterprise and business unit results. They are assessed in the context of a methodical performance management process.

Base salary: We provide competitive base salaries that allow us to attract and retain a high performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors such as the executive’s skills and experience, the seniority of the position, the difficulty of replacement and affordability and positioning of the base pay against market salary levels. Base salaries are generally reviewed annually during the first quarter of the year, and at other times if an executive officer’s responsibilities have materially changed or other special circumstances warrant a review. The Compensation Committee did not change base salaries for our named executive officers for fiscal year 2011, other than to increase Mr. Borok’s base salary by $50,000 to recognize his additional experience in his role and his positive performance in the job.

Annual performance awards: In 2011, our Compensation Committee granted annual performance awards to our executive officers under our stockholder approved Executive Incentive Plan, or EIP, and our Executive Bonus Plan, or EBP. These plans were designed to motivate and reward executives by aligning pay with annual performance, as measured by a combination of challenging financial and strategic performance measures. The EIP is a bonus plan that permits executives to earn performance awards up to a cap based on a percentage of our EBITDA for the relevant performance period. The EIP has been approved by our stockholders, and all bonus compensation paid under the EIP is considered “performance-based” and therefore is intended to be fully tax-deductible under Section 162(m) of the Code. The Compensation Committee uses the EBP to set specific targets for and make awards to our executive officers within the overall maximum thresholds of the EIP. Although award amounts are typically made within the terms of the EBP, which has a lower maximum threshold than the EIP, the Compensation Committee may exercise its discretion in any year to award additional amounts, up to the maximum amounts permitted under the EIP.

We use EBITDA, as adjusted, as the primary financial measure when establishing performance targets under the EBP to effectively tie compensation to our operating results. We believe sustained EBITDA growth over time significantly correlates to value creation for our stockholders. EBITDA, as adjusted, is measured against plan at the global level for the CEO and other global corporate executives, and at the regional and global level for other executives, to appropriately align individuals’ compensation to performance in the areas where they have a direct impact. For supplemental financial data and a corresponding reconciliation of EBITDA, as adjusted, to net income computed in accordance with U.S. GAAP, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” at footnote 1 on page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012. As described in our Annual Report on Form 10-K, our Board and management use EBITDA, as adjusted, to evaluate the Company’s performance and manage its operations. However, non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The following table illustrates the weightings for financial and strategic measures for each EBP participant:

	Financial Measures	Strategic Measures
	80%	20%
CEO	Global EBITDA, as adjusted
President Group President—Global Services		tailored to each executive position

Global Region President	Global & Business Unit EBITDA, as adjusted

	60%	40%

Staff Executives (Finance, Legal)	Global EBITDA, as adjusted	tailored to each executive position

Target financial performance under the EBP corresponds to our internal financial plan, which, in our opinion represents ambitious goal-setting. For our executives to be eligible to receive any award based on the Company’s financial performance in 2011, as measured by EBITDA, as adjusted, the Company’s performance had to exceed 70% of the applicable target goal. Under the 2011 EBP, for each percent over (or under) target, the amount of the award increased (or decreased) by 3.33%, with performance of EBITDA, as adjusted, at 70% or less of target implying a “zero percent” payout and performance of EBITDA, as adjusted, at 133% or more of target implying a 200% payout. The 2011 EBITDA, as adjusted, targets for the CEO, CFO and our named executive officers were as follows:

	Target for EBITDA, as adjusted	Relevant Business Measure

Brett White Gil Borok Robert E. Sulentic Calvin W. Frese, Jr.	$788.4 million	Global (100%)

Michael J. Lafitte	$543.4 million $788.4 million	Americas (50%) Global (50%)

Twenty percent of the annual performance awards are based on performance against strategic measures assigned by the Compensation Committee for each executive officer, except for staff executives such as Mr. Borok whose strategic measures are weighted at 40%. The strategic measures are generally more qualitative in nature. The strategic measures for our executive officers that were set in early 2011 under the EBP addressed the following:

•	Mr. White: Successful completion and integration of the ING REIM business acquisition; succession planning for senior management; and completion of in-depth strategy review with the Board.

•

Mr. Borok: Continued integrity of and effective controls on global finance; continued development of direct reports exhibiting best practices; oversight with the Division Presidents of operating businesses’ CFOs; support the financial aspects of M&A opportunities; continued development of external banking (including investment) relationships; and enhancement of the financial forecasting process.

•

Mr. Sulentic: Development of business line strategic priorities; completion of strategic review and updated strategic plan for Global Corporate Services; succession planning for senior management; continued development of Asia Pacific operational infrastructure and organization; and recruitment and hiring of a CFO for CBRE Global Investors.

•

Mr. Frese: Integration of ING REIM business; direct strategic review and updated strategic plan for Global Corporate Services; definition of strategic direction for the Company’s research platform; management of implementation of major capital projects; and completion of Asia Pacific shared services centralization.

•	Mr. Lafitte: Advancement of capital markets platform; key recruiting for Americas business; evaluation of Americas cost structure; succession plans for senior positions.

These strategic measures reflect the Compensation Committee’s desire to include an incentive component that is more qualitative in nature as compared to the objective financial performance measure used for the largest part of the annual performance award. The Compensation Committee believes that these qualitative measures enable it to influence management’s performance against strategies that are not necessarily tied to near-term financial measures. These strategies impact the quality of earnings and positioning of our business for the future as well as the mitigation of risks. In weighting the strategic measure component of the annual performance awards, the Compensation Committee selected 20% for direct line executive officers (e.g., CEO, President and most senior executive responsible for a material line of business or geography) as a level at which, if the executive fails to significantly achieve his strategic measures, it will have a meaningful impact on his or her performance award. However, the 20% weighting for strategic performance is small enough such that financial performance achievements (weighted 80% for these executives) are appropriately emphasized as the primary objective for direct line executive officers. For staff executive officers, such as the Chief Financial Officer, the Compensation Committee selected a larger percent weighting for strategic measures than line executives (40%) but in any event less than a majority of the bonus amount. The Compensation Committee believes that a larger weighting on the strategic components is appropriate for these staff officers who have responsibility for operations and policies that are less quantitative in nature, but are still important contributors to sustaining our earnings performance and quality over time. The Compensation Committee believes that all officers, both line and staff, should have at least a majority of their annual bonuses determined by financial performance.

The strategic measures component of our annual performance awards reflect general areas that the Compensation Committee has prioritized for our executive officers in the particular year. Unlike the financial performance measures, the strategic measures generally do not lend themselves well to objective measurement, but require subjective assessment. In evaluating the performance of executive officers with respect to their strategic measures, the Compensation Committee subjectively reviewed the extent to which each executive was successful on the various components, the relative importance of each component, and any special factors that could have affected performance. The Compensation Committee then made a subjective assessment in assigning a numerical score or percentage to these components, which was used to determine an overall average percentage.

In 2011, the Compensation Committee assigned a numerical score to each strategic measure based on the following performance ratings, and then determined a composite payout percentage by averaging numerical scores for each strategic measure:

Rating	Performance Assessment	Payout (% of target)
1	Far Below Expectations	0-50%
2	Partially Met Expectations	>50-75%
3	Met Expectations	>75-100%
4	Somewhat Exceeded Expectations	>100-125%
5	Far Exceeded Expectations	>125-150%

With respect to the CEO, the Compensation Committee determined this percentage directly. With respect to other executive officers, the Compensation Committee reviewed the determination of those officers’ managers and then made the final decision as to the percentage assigned. Based on this determination of performance:

•	The Compensation Committee determined that Mr. White should earn a payout of 150% of target with respect to the strategic component of his bonus;

•	Mr. White recommended that Mr. Sulentic earn a payout of 145% of target and Mr. Borok earn a payout of 133% of target with respect to the respective strategic components of their bonuses;

•	Mr. Sulentic recommended that Mr. Frese earn a payout of 140% of target and Mr. Lafitte earn a payout of 141% of target with respect to the respective strategic components of their bonuses; and

•	Ultimately, the Compensation Committee affirmed these conclusions in determining actual performance awards.

In accordance with the above, for 2011, the annual performance award payouts under the EBP were determined as follows: the financial multiplier was determined based on actual financial performance (as described on page 43) and applied to the entire target award. This was deemed the “preliminary award”. Executive officers were then awarded from 0% to 150% of the portion of the preliminary award attributed to strategic measures (as described above) based on their scoring against the strategic measures, as recommended by their direct manager and approved by the Compensation Committee. The financial performance portion of the preliminary award was then added to the amount determined for strategic measures and this amount equaled the total performance award. Actual performance awards are subject to an overall cap of 200% of the award target.

The 2011 performance award payment to each named executive officer for 2011 is reported below and in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column on page 50. On May 27, 2011, the Compensation Committee increased the 2011 annual performance award target for Mr. Lafitte to $755,000 from $700,000 to better align his compensation with market conditions and to take into account internal pay equity with other Company executives.

Name	2011 Performance Award Targets	2011 Actual Performance Awards
Brett White	$1,700,000	$1,980,400
Gil Borok	$400,000	$479,600
Robert E. Sulentic	$1,000,000	$1,154,400
Calvin W. Frese, Jr.	$900,000	$1,029,400
Michael J. Lafitte	$755,000	$834,100

Long-term incentives: We use equity compensation as a long-term incentive for alignment with stockholders and as a retention tool focused on top executives that have the most direct impact on results. We currently provide equity incentives in the form of restricted stock, although in prior years we have granted options under our 2004 Plan. In 2009, the use of options was discontinued.

The link to performance in our long-term incentive grants is prospective in nature. For example, restricted stock and restricted stock units encourage executives to not only contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value. Our equity grants are subject to multi-year vesting schedules (typically over at least four years), which help us to retain key talent, and ensure our executives take a long-term view with regard to growth in stockholder value. The ultimate value earned by the executives will depend on our stockholder returns after the grants are made.

Since 2009, equity awards made to our executive officers pursuant to our management grant program have been entirely in the form of restricted stock, while prior years included a mix of stock options and restricted stock. We made this change because we believed that, at the values ascribed to our stock options at the time of grant, options have less retention value for our executives and other employees. In addition, we wanted to avoid rapid depletion of the shares available for grant under the 2004 Plan because more shares are required for grants of stock options to deliver equivalent value as compared to grants of restricted stock. In 2011, we made awards to certain of our executive officers, including the executive officers named in this Proxy Statement. The Compensation Committee determines appropriate grant amounts based on a subjective evaluation of the executive’s position within our organization, ongoing performance and expected contributions to the Company’s future success and input from the Compensation Committee’s independent compensation consultant, taking into consideration relevant market data (when applicable), including awards made to executives at comparable companies, pay equity among the relevant employee group and other factors. Detailed information on equity compensation grants to our named executive officers is reported in the table of “Grants of Plan-Based Awards” on page 51.

•

Restricted stock: We award restricted stock because we believe that it aligns the interests of our executives with those of our stockholders. Restricted stock encourages executives to create stockholder value and to maintain and preserve value, thus ensuring that executives carefully consider the degree of risk associated with the strategic plan. Restricted stock also can provide a more effective retention tool in a declining market than stock options, which have little or no retention value if the price of the common stock falls after grant. Restricted stock granted to executives generally vests 25% on each of the first four anniversaries of the grant date, subject to the executive’s continued employment, which also provides a strong retention mechanism.

•

CEO Retention Award: On March 4, 2010, the Compensation Committee granted a special award of 552,282 restricted stock units to Mr. White, pursuant to a Special Retention Award Restricted Stock Unit Agreement. The Compensation Committee determined that it was in the best interest of the

Company and its stockholders to compensate Mr. White in a range between the median and 75th percentile of our designated comparator group of companies. As a result, the Compensation Committee, working with its independent compensation consultant, concluded that an adjustment to total direct compensation for Mr. White was appropriate. After a thorough review of available mechanisms and currency for adjustment, the Compensation Committee determined to effect the entire adjustment for the following five year period in a one-time grant of restricted stock units which do not vest until the end of that five-year period. The Compensation Committee believed that this award accomplishes two goals: first, to adjust Mr. White’s compensation as appropriate for his position in a manner that aligns Mr. White’s interests with that of our stockholders; and second, to provide a significant incentive for Mr. White to remain employed with the Company at least through 2015.

This award vests on March 4, 2015, at which time each unit will be convertible into one share of the Company’s common stock, subject to the terms of the 2004 Plan. In the event of Mr. White’s death, disability, retirement, termination without cause or resignation for good reason, he will be entitled to accelerated vesting of a pro rata portion of the award. The Board retains discretion to modify these terms if Mr. White ceases employment with the Company. In the case of retirement, the prorated units will not convert to shares until March 4, 2015. In the event of Mr. White’s termination without cause or resignation for good reason in connection with a change of control of the Company, he will be entitled to accelerated vesting of the entire restricted stock unit award. Mr. White has agreed that following his retirement and until March 4, 2015, he will forfeit his restricted stock units if he:

➢	accepts employment with another commercial real estate services company;

➢	solicits the Company’s clients or potential clients for the purpose of providing commercial real estate services; or

➢	solicits or hires any of the Company’s employees or independent contractors for the purpose of providing commercial real estate services.

In addition, Mr. White has agreed that the Company may recoup the proceeds of any sale of shares issued upon settlement of his restricted stock units if the Company is required to restate its financial statements in whole or in part as a result of an act of embezzlement, fraud or breach of fiduciary duty by Mr. White. This clawback of proceeds shall apply to any such sale of shares that occurred within 12 months after the financial statements to be restated were first filed with the SEC. The clawback will expire on March 3, 2018, unless the Board has given Mr. White notice that it intends to invoke the provision following a requirement or decision to restate the Company’s financial records for any of the reasons noted above.

Change of control agreements: As of December 31, 2011, we did not have change of control agreements with any of our executive officers except the Special Retention Award Restricted Stock Unit Agreement we entered into with Mr. White on March 4, 2010, as described under “Compensation Discussion and Analysis—CEO Retention Award” above.

Benefits and Perquisites: Our executive officers participate in our benefit plans on the same basis as all of our other employees, except as described in the “All Other Compensation” column of the “Summary Compensation Table” on page 50 and related footnotes. We do not otherwise generally offer our executive officers perquisites. Some or all of our executive officers may participate in broad-based plans and policies such as our 401(k) plan and our severance policy as described under “Summary of Plans, Programs and Agreements” on page 52.

Changes to our Executive Compensation Program in 2012

On February 6, 2012 and February 14, 2012, our Compensation Committee met to consider the Company’s 2012 executive compensation program, and in this regard considered a report from its independent compensation consultant, FW Cook. The table below reflects an increase in base salary for Messrs. White and Borok of

$125,000 and $40,000, respectively, and an increase in performance award targets for Messrs. White, Lafitte and Borok of $250,000, $55,000 and $75,000, respectively. These compensation changes were intended to better align the executives’ compensation with market conditions, to recognize the executives’ positive performance in their roles and, in Mr. Lafitte’s case, to take into account the positioning of his compensation opportunities among other Company executives.

The 2012 annual base salaries and performance award targets for the Chief Executive Officer, Chief Financial Officer and the other named executive officers are set forth below:

Name	2012 Annual Base Salary	2012 Performance Award Targets
Brett White	$975,000	$1,950,000
Chief Executive Officer

Gil Borok	$540,000	$475,000
Executive Vice President and Chief Financial Officer

Robert E. Sulentic	$700,000	$1,000,000
President

Calvin W. Frese, Jr.	$600,000	$900,000
Group President—Global Services

Michael J. Lafitte	$540,000	$810,000
President—Americas

In addition, our Board approved a proposed new equity incentive plan, for which the Company is requesting stockholder approval as described under “Proposal No. 4—Approval of the 2012 Equity Incentive Plan” on page 27. The 2012 Plan is intended to replace our 2004 Plan.

The Board also approved the reinstatement of our Deferred Compensation Plan, or DCP. At the end of 2008, we suspended accepting deferrals to our DCP under which highly compensated employees were allowed to defer portions of their salaries and annual performance awards. The Board approved the reinstatement of this plan, and on March 6, 2012, our Chief Executive Officer approved an amendment and restatement of the DCP effective April 15, 2012 pursuant to authority delegated to him by the Board. The purpose of the DCP is to provide certain highly compensated employees (including our executive officers) and non-employee directors a tax-efficient way to defer compensation to future years, thus increasing the value of the overall program in support of our recruitment/retention objectives.

Equity Ownership Policy

Our objective to link compensation to the long-term success of the Company is reinforced by our equity ownership policy. To further align their interests with stockholders over the long term, this policy restricts selling of Company stock by each executive officer until the executive acquires and maintains significant levels of Company stock. This policy was effective January 1, 2008 and our executives are permitted to satisfy this ownership requirement over time through existing and new equity awards. A further description of this policy and the applicable thresholds can be found under “Corporate Governance—Board and Committee Governing Documents—Stock Ownership Guidelines” on page 15.

Timing of equity grants

We have an Equity Award Policy that is published in the Corporate Governance section of the Investor Relations page on our Web site at www.cbre.com. This policy (1) generally sets the timing of our annual equity grants, (2) provides that our Compensation Committee may not delegate any of its authority under our equity incentive plans without prior Board approval and (3) provides that the effective date of a grant is either the date our Compensation Committee approves the award or a later date specified at that time. Our executive officers generally receive equity awards each year as part of an annual grant to our senior managers and other leaders approved by our Compensation Committee. This grant of equity awards generally occurs at the Fall meeting of the Compensation Committee and there are stringent controls around any award made outside of the normal cycle. For example, our Equity Award Policy provides that awards for new employees who begin employment on a date other than the date of a Board or Compensation Committee meeting will only be approved at a subsequent previously scheduled Board or Compensation Committee meeting, absent unusual and compelling circumstances. The exercise price of stock options and value of restricted stock awards is the fair value on the grant date, based on the closing price of our common stock on the NYSE. Our Board amended the Equity Award Policy on September 8, 2010 to permit our Chief Executive Officer to make special recruitment and retention awards (excluding stock options) but not to executive officers in the periods between Compensation Committee meetings, subject to limitations on the terms and amounts of those grants, and a requirement to provide reports of such grants to the Compensation Committee.

Policy on stock trading and hedging

We have a pre-clearance process for trades in CBRE securities that all directors, executive officers and other designated insiders must follow. We also prohibit our directors, executive officers and other designated insiders from trading in CBRE securities outside of our quarterly trading windows, except under approved SEC Rule 10b5-1 trading plans. In addition, we prohibit all hedging transactions involving our stock so our executives cannot insulate themselves from the effects of poor stock price performance.

Role of Compensation Consultant and Input of Executive Officers

Our Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook reports directly to the Compensation Committee and does not provide any executive compensation consulting services other than those requested by the Compensation Committee Chairperson and related to FW Cook’s engagement as the independent consultant to the Compensation Committee. FW Cook does not and would not be allowed to perform services directly for management. FW Cook prepares analyses for the Compensation Committee based on its review of market data it believes to be relevant, including compensation levels at, and financial performance of, the comparator group of companies identified for the relevant period. FW Cook also meets with the Compensation Committee and with management to solicit input on job scope, performance, retention issues and other factors it views as relevant. FW Cook then prepares reports to the Compensation Committee with recommendations as to compensation opportunities of the applicable executive officers. The Governance Committee also engaged FW Cook to advise it on non-employee director compensation. FW Cook receives no compensation from the Company other than for its work in advising these Board committees and no conflicts of interest have arisen in connection with FW Cook’s work for the Board committees.

Our Chief Executive Officer and other senior officers meet with FW Cook to provide information about the Company and its industry that is helpful in conducting an accurate survey of relevant market data. In addition, our Chief Executive Officer is given an opportunity to review the consultant’s report to the Compensation Committee and provides the committee with commentary on certain portions of the report. He also attends, at the invitation of the Compensation Committee, portions of its meetings when the performance of the executive officers who report directly to him and other applicable executive officers is discussed. During these meetings, he provides an assessment of their performance and recommends a payout of some or all of the compensation opportunity recommended by FW Cook. The Compensation Committee makes all ultimate compensation decisions, incorporating both the feedback from FW Cook and our Chief Executive Officer. Our Chief Executive Officer does not attend discussions where his performance is evaluated or his compensation is set.

Section 162(m) tax considerations

When structuring our executive compensation programs, we consider Code Section 162(m), which limits the deductibility of executive compensation paid by publicly held corporations to $1.0 million per year to the chief executive officer and the three next most highly compensated executive officers (except for the chief financial officer), unless the compensation is performance-based. We use and intend to use performance-based compensation when it is consistent with our philosophy and in our and our stockholders’ best interests. Our EIP is meant to enable us to avail ourselves of the exemption from deductibility limits under Section 162(m). Under the EIP, the maximum award for each annual performance period that may be granted is equal to 1.0% of EBITDA for our Chief Executive Officer and 0.5% of EBITDA for each of our other participating executive officers. The Compensation Committee generally determines the actual amount of such awards through application of the EBP or its successor plans, as well as consideration of other factors determined to be relevant by our Compensation Committee in gauging the performance of each executive. The Compensation Committee may exercise its discretion to award bonuses to any of our executive officers, including amounts that exceed the maximum permissible under the EIP.

In addition, our 2004 Plan and proposed 2012 Equity Incentive Plan include provisions that will permit certain types of equity incentive awards granted under the plans to satisfy the performance-based exemption from deductibility limits under Section 162(m).

The Compensation Committee’s policy is to take Section 162(m) into account in establishing compensation for our executives. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in CBRE’s Annual Report on Form 10-K for the year ended December 31, 2011.

Compensation Committee

Frederic V. Malek, Chair

Bradford M. Freeman

Jane J. Su

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee is not incorporated into any such filings.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the fiscal years ended December 31, 2011, 2010 and 2009 for our Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers for 2011. For stock awards, the dollar amounts set forth in the table below reflect the aggregate grant date fair values with respect to awards granted in each year. The following table identifies the principal capacity in which each of the named executive officers served us as of the end of 2011.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensa- tion (4) ($)	All Other Compensa- tion (5)(6)(7) ($)	Total ($)
Brett White	2011	850,000	—	2,519,998	1,980,400	—	5,350,398
Chief Executive Officer	2010	809,135	—	7,499,990	3,230,000	—	11,539,125
	2009	781,346	—	5,599,989	843,200	—	7,224,535
Gil Borok	2011	500,000	—	359,998	479,600	2,250	1,341,848
Executive Vice President and Chief Financial Officer	2010	434,615	—	—	570,000	440	1,005,055
	2009	412,806	125,000	799,989	147,600	—	1,485,395
Robert E. Sulentic	2011	700,000	—	1,710,000	1,154,400	2,250	3,566,650
President	2010	671,991	—	—	1,900,000	124,396	2,696,387
	2009	520,673	—	3,199,989	446,400	152,405	4,319,467
Calvin W. Frese, Jr.	2011	600,000	—	1,619,997	1,029,400	2,250	3,251,647
Group President—Global Services	2010	577,404	—	—	1,710,000	440	2,287,844
	2009	562,038	—	2,999,992	447,300	—	4,009,330
Michael J. Lafitte	2011	540,000	—	1,124,987	834,100	2,250	2,501,337
President—Americas	2010	520,288	—	—	1,330,000	440	1,850,728

(1)	Reflects reduced base salaries from March 15, 2009 through June 26, 2010, with restoration to pre-recession amounts effective June 27, 2010. The amount in this column for 2010 includes a one-time true-up payment for Mr. Sulentic of $18,087 in connection with a calculation error of the across-the-board salary reductions implemented in 2009 and included in his 2010 salary.

(2)	Reflects a transition bonus paid in 2009 to Mr. Borok in connection with his assumption of the interim Chief Financial Officer role beginning on December 1, 2008.

(3)	All grants were made under the 2004 Plan. See Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported on Form 10-K for the year ended December 31, 2011 for a discussion on the valuation of our stock awards. Includes the award of restricted shares of our Class A common stock granted in connection with the stockholder approved stock option exchange program completed on July 9, 2009 under which eligible employees tendered and the Company accepted for cancellation eligible options. As required by SEC rules, the incremental fair value of such awards was computed in accordance with FASB ASC Topic 718, and as a result there was no incremental fair value attributable to such awards. This column includes the annual management grants on September 9, 2009, which significantly exceeded the normal target amount for each executive and was granted as an incentive and retention tool. As a result, no annual management awards were made to this group in 2010. This column for 2010 also includes a special CEO retention award of 552,282 restricted stock units granted to Mr. White in March 2010, which does not vest until March 2015 and is further described under “Compensation Discussion and Analysis—CEO Retention Award” on page 45.

(4)	Amounts in this column relate to compensation pursuant to our bonus plans referred to in this Proxy Statement as the EIP and EBP. Amounts reflected in this table generally are based on the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year.

(5)	The amount in this column includes a matching contribution of $2,250 and $440 for each of Messrs. Sulentic, Borok, Frese and Lafitte to each of their 401(k) accounts pursuant to our employee match policy for the fiscal year ending December 31, 2011 and December 31, 2010, respectively, based on their contributions.

(6)	In connection with his role as Chief Financial Officer from early 2009 through March 4, 2010, Mr. Sulentic was asked by the Company to work primarily at its headquarters in California, instead of Dallas, Texas where Mr. Sulentic maintains his residence. Mr. Sulentic received a one-time housing, travel and living allowance of $152,405 relating to his move of his principal place of business to Los Angeles upon becoming the Chief Financial Officer in 2009. As a result of this work in Los Angeles, Mr. Sulentic was deemed a non-resident employee for California tax purposes and incurred tax liability in excess of the amount applicable had he not been asked to relocate his principal place of business from his home jurisdiction. In March 2011, the Company paid Mr. Sulentic $112,772 to cover this tax liability. In addition, for 2010, the Company paid $11,184 for Mr. Sulentic’s commercial travel expenses (air and ground transportation) and temporary housing in California. These amounts were in lieu of any increase in Mr. Sulentic’s cash or equity compensation for serving as Chief Financial Officer. Notwithstanding the foregoing, the Company maintains a general policy of not providing tax reimbursements to any executive officer.

(7)	Other than the perquisites described in footnote (6) relating to Mr. Sulentic, our named executive officers participate in the same benefit plans as our other employees and we otherwise generally do not offer our executive officers perquisites.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning stock and cash awards during the fiscal year ended December 31, 2011 to the persons named in the table under “Summary Compensation Table,” each of which was granted pursuant to our 2004 Plan, Executive Incentive Plan or Executive Bonus Plan described below. The Grant Date Fair Value of Stock was computed by the Number of Awards multiplied by Grant Date Fair Value of Stock on the grant date.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold (2) ($)	Target ($)	Maximum ($)
Brett White	September 8, 2011	0	1,700,000	3,400,000	—	—	—	—
		—	—	—	171,662	—	—	2,519,998
Gil Borok	September 8, 2011	0	400,000	800,000	—	—	—	—
		—	—	—	24,523	—	—	359,998
Robert E. Sulentic	September 8, 2011	0	1,000,000	2,000,000	—	—	—	—
		—	—	—	116,485	—	—	1,710,000
Calvin W. Frese, Jr.	September 8, 2011	0	900,000	1,800,000	—	—	—	—
		—	—	—	110,354	—	—	1,619,997
Michael J. Lafitte	September 8, 2011	0	755,000	1,510,000	—	—	—	—
		—	—	—	76,634	—	—	1,124,987

(1)	Amounts reported represent each executive officer’s annual incentive opportunity in 2011 under our EIP and EBP. The actual amounts paid are included under “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 50.

(2)

For our executives to be eligible to receive an award based on the Company’s financial performance in 2011, as measured by EBITDA, as adjusted, the Company’s performance had to exceed 70% of the applicable target goal. Under the 2011 EBP, for each percent over (or under) target, the amount of the award increased (or decreased) by 3.33%, with EBITDA, as adjusted, performance at 70% or less of target implying a “zero percent” payout and EBITDA, as adjusted, performance at 133% or more of target implying a 200% payout. For a full description see “Executive Compensation—Compensation Discussion and Analysis—Our 2011 Compensation Program—Annual Performance Awards” on page 42.

(3)	The closing price of our common stock on September 8, 2011 was $14.68 per share. At December 30, 2011, the closing price of our common stock was $15.22 per share.

SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS

Second Amended and Restated 2004 Stock Incentive Plan

Our 2004 Plan authorizes the grant of stock-based awards to our employees, directors and consultants, and is administered by our independent Compensation Committee. A total of 30,785,218 shares of our Class A common stock have been reserved for issuance under the plan (on a split-adjusted basis). This share reserve is reduced by one share upon grant of a stock award and upon exercise or redemption of any other awards. Awards that expire, terminate, lapse, that are reacquired by us or that are redeemed for cash rather than shares and shares tendered as payment of the exercise price or for tax withholding will again be available for grant under the 2004 Plan. As of December 31, 2011, 2,791,263 shares were subject to options issued under our 2004 Plan and 2,087,598 shares remained available for future grants under the 2004 Plan.

Stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date the option is granted. Options generally vest subject to participant’s continued service and become exercisable over a period of four years. In the event of the option holder’s termination, the option holder will generally have up to three months (up to one year if due to disability or 18 months if due to death) from termination to exercise his/her vested options. Unless the option holder’s agreement provides otherwise, options generally expire, to the extent unexercised, seven years from the date of grant. The terms of the 2004 Plan expressly provide that without the appropriate stockholder approval, the Board may neither cancel outstanding stock options and grant in substitution stock options having a lower exercise price nor may the Board amend outstanding options to reduce the exercise price thereof, except in connection with a transaction to which Code Section 424(a) applies.

Restricted stock units, which give the participant the right to receive one share of common stock per unit at the time the unit vests, and restricted stock may also be awarded. For both restricted stock and restricted stock units, vesting generally will be based on the participant’s continuous service over a period of four years. Except as otherwise provided by the Compensation Committee in individual grant agreements, in the event a participant’s continuous service terminates, all unvested common stock as of the date of termination will be subject to our reacquisition and unvested stock units will be cancelled.

The plan also allows for grants of other stock-based awards such as stock appreciation rights, restricted stock purchase rights, phantom stock units, performance shares and performance share units.

In the event of a change of control, as defined in the 2004 Plan, other than dissolution, the Board may provide for the (1) assumption or continuation of any stock awards outstanding under the plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or stock appreciation right prior to the change of control.

Share Price. On February 29, 2012, the closing price of our common stock on the NYSE was $18.33 per share.

2012 Equity Incentive Plan

We have proposed that our stockholders approve the 2012 Equity Incentive Plan at our 2012 Annual Meeting, and if approved, it will replace the 2004 Plan. A full description of the 2012 Equity Incentive Plan is provided under “Proposal No. 4—Approval of the 2012 Equity Incentive Plan” on page 27.

Executive Incentive Plan

The purpose of the EIP is to advance our interests and the interests of our stockholders and assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are deductible as “performance-based compensation” within the meaning of Section 162(m).

The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee administers the EIP and has broad authority to interpret, amend or rescind its provisions as the committee deems necessary and appropriate. Our Board reserves the right to amend or terminate the EIP at any time, subject to stockholder approval to the extent required by applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EIP. Currently, there are nine executive officers designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award equal to a percentage of our EBITDA. Under the EIP, our Chief Executive Officer is eligible to receive a maximum performance award equal to 1% of EBITDA for the performance period and the other participants in the EIP are each eligible to receive a maximum performance award equal to 0.5% of EBITDA for the performance period. The actual performance award granted to a participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. The Compensation Committee may evaluate a participant’s performance pursuant to our EBP, and therefore reduce the awards generated pursuant to the EIP formula. The EBP is described below under “Summary of Plans, Programs and Agreements—Executive Bonus Plan.” However, our Compensation Committee may exercise its discretion in any year to award additional amounts, based on performance, outside the EBP, up to the maximum amounts permitted under the EIP, or even outside the EIP as a non-plan discretionary bonus.

The time period during which the achievement of the performance goals is to be measured shall be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the EIP may be paid in cash, stock, restricted stock, stock options or other stock-based or stock denominated units. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award, and subsequent approval by our Board.

Termination of Employment. An officer who terminates employment with us due to retirement, disability or death is eligible to receive a prorated award. Subject to the Compensation Committee’s discretion, if an officer terminates employment with us for a reason other than retirement, disability or death, no award shall be payable.

Executive Bonus Plan

Our Compensation Committee may evaluate a participant’s performance under the EIP referenced above using our EBP, and thereby reduce the size of awards generated pursuant to the EIP formula. The principal features of the EBP are summarized below.

Eligibility. Our Chief Executive Officer and other Section 16 officers are eligible to participate in the EBP, which may be used by the Compensation Committee as a means to determine a subset of awards under the EIP.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance goals and a targeted level or levels of performance with respect to each goal. For 2011, financial performance goals were based on EBITDA, as adjusted. The financial and strategic performance measures are determined on an individual basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance measures for the Chief Executive Officer and our executive officers are approved by our Compensation Committee. Awards under the EBP for our executive officers are weighted 80% on financial performance targets and 20% on strategic performance measures, except for our staff executive officers where the weighting is 60% on financial performance targets and 40% on strategic performance measures.

Award Determination. Each participant in the EBP receives a target award early in the fiscal year, which is weighted based on each participant’s financial and strategic performance goals. Our Compensation Committee and Board may exercise their discretion in any year to award additional amounts based on performance outside the EBP and up to the maximum amounts permitted under the EIP, or even outside the EIP as non-plan discretionary bonuses. During 2011, under the EBP, the target range between threshold and maximum for purposes of the financial measures was 70% to 130% of the target goal. Strategic performance measures are to be weighted on a scale of zero to 150% of target. The total bonus amount under the EBP is calculated as described on page 43 and cannot exceed 200% of target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and other equity awards that remain unvested as of December 31, 2011, to the persons named in the table under “Summary Compensation Table.”

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)(3)(4)(5)(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested (7) ($)
Brett White					1,034,948	15,751,909
September 16, 2003	99,028	—	1.92	September 16, 2013
September 21, 2005	337,500	—	15.43	September 21, 2012
September 2, 2008	71,413	23,805	13.29	September 2, 2015

Gil Borok					68,184	1,037,760
September 21, 2005	16,875	—	15.43	September 21, 2012
September 2, 2008	9,340	3,114	13.29	September 2, 2015

Robert E. Sulentic					281,629	4,286,393
September 2, 2008	35,706	11,903	13.29	September 2, 2015

Calvin W. Frese, Jr.					273,546	4,163,370
September 21, 2005	109,688	—	15.43	September 21, 2012
September 2, 2008	35,706	11,903	13.29	September 2, 2015

Michael J. Lafitte					174,552	2,656,681
September 2, 2008	21,423	7,142	13.29	September 2, 2015

(1)	With respect to options granted on September 2, 2008 to Messrs. White, Borok, Sulentic, Frese and Lafitte, all of the unexercisable options reported in this column will vest on September 5, 2012, unless earlier terminated pursuant to the terms of our 2004 Plan.

(2)	With respect to the total number of unvested stock awards listed in this column, 35,271, 4,614, 17,636, 17,636 and 10,582 unvested stock awards granted on September 2, 2008 to each of Messrs. White, Borok, Sulentic, Frese and Lafitte, respectively, will vest on September 5, 2012, unless earlier terminated pursuant to the terms of our 2004 Plan.

(3)	With respect to the total number of unvested stock awards listed in this column, 31,192, 4,113, 7,770 and 14,552 unvested stock awards granted on July 9, 2009 to each of Messrs. White, Borok, Sulentic and Frese, respectively, will vest in equal increments on each of July 9, 2012 and 2013, unless earlier terminated pursuant to the terms of our 2004 Plan.

(4)	With respect to the total number of unvested stock awards listed in this column, 244,541, 34,934, 139,738, 131,004 and 87,336 unvested stock awards granted on September 9, 2009 to each of Messrs. White, Borok, Sulentic, Frese and Lafitte respectively, will vest in equal increments on each of September 5, 2012 and 2013, unless earlier terminated pursuant to the terms of our 2004 Plan.

(5)	With respect to the total number of unvested stock awards listed in this column, 171,662, 24,523, 116,485, 110,354 and 76,634 unvested stock awards granted on September 8, 2011 to each of Messrs. White, Borok, Sulentic, Frese and Lafitte, respectively, will vest in equal increments on each of September 5, 2012, 2013, 2014 and 2015, unless earlier terminated pursuant to the terms of our 2004 Plan.

(6)	With respect to the total number of unvested stock awards listed in this column, 552,282 unvested restricted stock units granted as a special CEO retention award to Mr. White will vest in full on March 4, 2015, unless accelerated as described under “Compensation Discussion and Analysis—CEO Retention Award” on page 45.

(7)	Amounts reflected in this column were calculated by multiplying the number of unvested shares by $15.22, the closing price of our common stock on December 30, 2011.

Option Exercises and Stock Vested Table

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2011 to the persons named in the table under “Summary Compensation Table.” The dollar amounts in the below table are based on the market value of our shares on the respective dates of exercise or vesting less any exercise price with such difference multiplied by the number of shares that were subject to the exercise or vesting.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brett White	330,770	8,729,900	184,631	2,819,919
Gil Borok	—	—	44,030	654,314
Robert E. Sulentic	—	—	97,136	1,436,365
Calvin W. Frese, Jr.	—	—	96,160	1,459,423
Michael J. Lafitte	—	—	54,249	778,473

401(k) Plan

We maintain a tax qualified 401(k) retirement plan. Most of our non-union U.S. employees, other than qualified real estate agents having the status of independent contractors under Code Section 3508, are eligible to participate in the plan. The 401(k) plan provides for participant contributions as well as a Company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, however participants may not have more than 25% of their plan assets allocated to our common stock as measured at any year end. As of December 31, 2011, approximately 1.3 million shares of our common stock were held through investments in our 401(k) plan.

We match 50% of our employee’s contributions up to the first 3% of the employee’s annual compensation (up to $150,000 of compensation). Our matching contributions vest 20% a year over five years, except that participants who had been our employees before April 1, 2007 in at least three calendar years have 100% immediate vesting. We suspended our matching contributions during 2009 and 2010 due to adverse economic conditions. However, we made a partial retroactive match in the aggregate of $2.0 million for the 2010 plan year to eligible participants. As of January 1, 2011, the full match was reinstated.

Severance Policy

We have a severance policy for all highly compensated employees (which includes our executive officers) for any Company initiated separation other than “for cause” (as such term is defined in the severance policy). Assuming all eligibility conditions are satisfied, under the severance policy, employees who earn $100,000 or more in annual compensation, may be eligible for a severance payment equal to one week of base salary for every $10,000 base salary, with a minimum of 12 weeks of base salary up to a maximum of 36 weeks of base salary if the termination is other than “for cause”. If the termination is “for cause”, eligible highly compensated employees will receive six weeks of base salary regardless of the number of years of service. We pay such amounts in anticipation of unemployment and not as a reward for past service. In addition, we provide a benefits allowance equal to $1,000 for each year of service, with a maximum of $5,000, provided the highly compensated employee was participating in a Company-sponsored medical plan at the time of termination, and three months of outplacement assistance. If the highly compensated employee is otherwise bonus eligible and is terminated in the third or fourth quarter of the Company’s fiscal year end, or in the first quarter following the end of the fiscal year but before bonuses are paid, the highly compensated employee will be eligible to receive a pro-rated target bonus. Severance is typically paid by the Company in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the employee. The severance policy applicable to all of our other salaried full time employees generally provides one week of base salary as severance pay for each full year of service, with a minimum payment of one week of base salary up to a maximum payment of 15 weeks and a benefits allowance of $1,000 for each full year of service up to a maximum payment of $5,000 (provided the employee was participating in a Company-sponsored medical plan at the time of termination) if the employee’s position is eliminated.

In the hypothetical event any of our named executive officers had been involuntarily terminated without cause as of December 31, 2011 under the circumstances covered by our current severance policy, they would have been entitled to severance benefits up to the following amounts: Mr. White $593,462, Mr. Borok $351,154, Mr. Sulentic $489,615, Mr. Frese $420,385 and Mr. Lafitte $378,846.

Mr. White’s CEO retention award granted to him on March 4, 2010 also provides for acceleration of vesting in certain circumstances. In the hypothetical event Mr. White had been terminated without cause or resigned for good reason as of December 31, 2011, he would have been entitled to pro rata vesting of his retention award, equaling shares valued at $3,082,096 as of that date. In the hypothetical event Mr. White had been terminated without cause or resigned for good reason in connection with a change of control of the Company as of December 31, 2011, he would have been entitled to 100% vesting of his retention award, equaling shares valued at $8,405,732 as of that date. For a description of Mr. White’s retention award, see “Compensation Discussion and Analysis—CEO Retention Award” on page 45.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2011. All outstanding awards relate to our Class A common stock.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (c)
Equity compensation plans approved by security holders (1)	7,349,238	$5.84	2,087,598
Equity compensation plans not approved by security holders	—	—	—

Total	7,349,238	$5.84	2,087,598

(1)	Consists of stock options and restricted stock units in our 2004 Plan and our 2001 Plan (no further awards may be issued under our 2001 Plan, which was terminated in June 2004 in connection with the adoption of the 2004 Plan). Includes 2,256,829 restricted stock units, the majority of which vest in 2015 and 2016 for which no additional consideration is payable by the recipient. The weighted average per share exercise price of outstanding options, warrants and rights excluding restricted stock units is $8.95.

(2)	Under the 2004 Plan, we may issue stock awards, including but not limited to restricted stock bonuses and restricted stock units, as those terms are defined in the 2004 Plan. As of February 29, 2012, there were 2,180,536 shares available for future grants.

STOCK OWNERSHIP

HOLDINGS OF OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS

The table below reflects the number of shares beneficially owned by (a) each director and nominee for director to our Board; (b) each of our current executive officers named in the “Summary Compensation Table”; (c) all directors, director nominees and executive officers as a group; and (d) each person or group known to us owning more than five percent of the outstanding shares of our common stock as of February 29, 2012. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned	Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class
Brett White (1)(2)	1,547,452	507,941	*
Gil Borok	144,678	26,215	*
Robert E. Sulentic	514,161	35,706	*
Calvin W. Frese, Jr.	593,806	145,394	*
Michael J. Lafitte (3)	325,830	21,423	*
Richard C. Blum (1)(4)	22,778,070	17,247	6.9
Curtis F. Feeny	25,492	11,949	*
Bradford M. Freeman	94,983	13,329	*
Michael Kantor	87,278	58,818	*
Frederic V. Malek (5)	951,999	17,247	*
Jane J. Su (1)(4)	22,749,899	12,297	6.9
Laura A. Tyson	8,101	2,835	*
Gary L. Wilson (6)	173,640	100,389	*
Ray Wirta (1)(7)	1,769,259	709,684	*
All directors, director nominees and executive officers as a group	30,122,044	1,974,665	9.2
Blum Capital Partners, L.P. (1)(4)	22,728,725		6.9
Blackrock, Inc. (8)	19,857,028		6.1
FMR LLC (9)	30,398,798		9.3
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (10)	21,771,087		6.6
ValueAct Capital Master Fund, L.P. (11)	21,254,007		6.5
The Vanguard Group, Inc. (12)	16,615,499		5.1

*	less than 1.0%

(1)	As a result of the voting provisions set forth in the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related-Party and Other Transactions Involving Our Officers and Directors” this stockholder, together with our other stockholders that owned shares of Class B common stock prior to our initial public offering, other than Frederic V. Malek, may be deemed to constitute a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, the group formed by these stockholders may be deemed to beneficially own 24,868,786 shares of our Class A common stock. The voting provisions of the Securityholders’ Agreement terminate upon a change of control or as otherwise agreed by the parties thereto.

(2)

Mr. White is co-trustee and, together with his spouse, is the beneficiary of The White Family Trust, which owns 556,835 of the indicated shares, of which 555,310 shares are pledged as collateral pursuant to a margin loan. In addition, Mr. White is the indirect beneficial owner of 10 shares held by his minor son and is the direct beneficial owner of 482,666 shares of our common stock. As a result of the Securityholders’ Agreement, Mr. White shares voting power over 1,039,511 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. White has an aggregate right to acquire beneficial ownership under 507,941 vested stock options and, subject to continued vesting, 23,805 unvested stock options.

(3)	Mr. Lafitte is the direct beneficial owner of 303,407 shares of our common stock and disclaims beneficial ownership of 1,000 of the indicated shares.

(4)	Includes 1,339,007 shares of common stock of the Company that are owned directly by four limited partnerships for which Blum Capital Partners, L.P. (“Blum LP”) serves as the general partner: BK Capital Partners IV, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners L, L.P., and Stinson Capital Partners (QP), L.P. These shares may also be deemed to be owned indirectly by Blum LP and Richard C. Blum & Associates, Inc. (“RCBA Inc.”), the general partner of Blum LP. Additionally, Blum LP owns 42,329 shares directly, and as such, these shares may be deemed to be owned indirectly by RCBA Inc.; (ii) Blum Strategic Partners II, L.P (“Strategic II”) and Blum Strategic Partners II GmbH & Co. KG (“Strategic II KG”) own 6,851,710 shares of common stock. These shares may also be deemed to be owned indirectly by Blum Strategic GP II, L.L.C. (“Blum GP II”), the general partner of Strategic II and the managing limited partner of Strategic II KG; (iii) Blum Strategic Partners III, L.P. (“Strategic III”) owns 6,282,700 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Blum Strategic GP III, L.P. (“Blum GP III LP”), the general partner of Strategic III, and (b) Blum Strategic GP III, L.L.C. (“Blum GP III”), the general partner of Blum GP III LP; (iv) Blum Strategic Partners IV, L.P. (“Strategic IV”) owns 8,212,979 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Blum Strategic GP IV, L.P. (“Blum GP IV LP”), the general partner of Strategic IV, and (b) Blum Strategic GP IV, L.L.C. (“Blum GP IV”), the general partner of Blum GP IV LP. Each of Mr. Blum, Ms. Su, Blum LP, RCBA, Inc., Blum GP II, Blum GP III, Blum GP III LP, Blum GP IV, and Blum GP IV LP disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. As a result of the Securityholders’ Agreement, Strategic II and Strategic II KG share voting power over the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. The business address of each of the above named is c/o Blum Capital Partners, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(5)	Mr. Malek, his spouse and children are trustees of The Malek Family Charitable Trust, which owns 19,800 of the shares reflected and Mr. Malek, his wife and their children are the beneficiaries. In addition, Mr. Malek is the sole trustee of the Frederic V Malek TTEE U/A DTD 06/19/1992 Frederic V Malek Trust, which owns 623,611 of the shares reflected.

(6)	Mr. Wilson is a co-trustee of the Gary L. Wilson 2006 Unitrust, which owns 25,000 of the shares reflected. Mr. Wilson is also a co-trustee of the Wilson-Thornhill Foundation, which owns 25,000 of the shares reflected.

(7)	As a result of the Securityholders’ Agreement, Mr. Wirta, as co-trustee of The Wirta Family Trust, shares voting power over 1,059,575 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. Wirta is the direct beneficial owner of 7,685 shares of our common stock.

(8)

Blackrock, Inc. (“Blackrock”) filed a Schedule 13G/A on February 13, 2012 with the SEC to report 19,857,028 shares of our common stock held of record by them as of December 31, 2011 (including sole voting and dispositive power in the same amount). Includes shares held by the following subsidiaries of Blackrock: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Limited. Blackrock’s business address is 40 East 52nd Street, New York, New York 10022.

(9)	FMR LLC (“FMR”) filed Amendment No. 4 to Schedule 13G on January 10, 2011 with the SEC to report 30,398,798 shares of our common stock held of record by FMR as of December 31, 2010. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR is deemed to beneficially own 24,168,472 shares of our common stock in its capacity as an investment adviser to various investment companies. Edward C. Johnson 3d (“Johnson”) and FMR, through its control of Fidelity, and the funds, each has sole power to dispose of the 24,168,472 shares beneficially owned by them. Members of the Johnson family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, is the beneficial owner of 9,524 shares of our common stock. As such, FMR’s beneficial ownership includes 7,000 shares beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 438,240 shares of our common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares. Johnson and FMR, through its control of PGALLC, each has sole dispositive power over 438,240 shares and sole power to vote or to direct the voting of 438,240 shares of our common stock owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 3,488,780 shares of our common stock in its capacity as investment manager of institutional accounts owning such shares. Johnson and FMR, through its control of PGATC, each has sole dispositive power over 3,488,780 shares of our common stock and sole power to vote or direct the vote of 3,372,515 shares of our common stock owned by the institutional accounts managed by PGATC. FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors and is the beneficial owner of 2,293,782 shares of our common stock. FIL has sole dispositive power over 2,293,782 shares owned by the International Funds and has sole power to vote or direct the voting of 2,269,682 shares and no power to vote or direct the voting of 24,100 shares of our common stock held by the International Funds FMR, Fidelity and Strategic Adviser’s business address is 82 Devonshire Street, Boston, Massachusetts, 02109. PGALLC and PGATC’s business address is 900 Salem Street, Smithfield, Rhode Island, 02917 and FIL’s business address is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(10)	Goldman Sachs Asset Management, L.P., together with GS investment Strategies, LLC (“Goldman Sachs Asset Management”) jointly filed Amendment No. 6 to Schedule 13G/A on February 10, 2012 with the SEC to report 21,771,087 shares of our common stock held of record by them as of December 31, 2011. In its Schedule 13G/A, Goldman Sachs Asset Management reported as of December 31, 2011, they shared voting power over 17,482,970 shares of our common stock and shared dispositive power over 21,771,087 shares of our common stock. Goldman Sachs Asset Management’s business address is 200 West Street, New York, New York 10282.

(11)	Includes 21,254,007 shares of common stock of the Company that are owned directly by ValueAct Capital Master Fund, L.P. and may be deemed to be beneficially owned by (i) VA Partners I, LLC, as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC, as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. The principal business address of each of the above named is 435 Pacific Avenue, Fourth Floor, San Francisco, California 94133.

(12)	The Vanguard Group, Inc. (“Vanguard”) filed a Schedule 13G on February 10, 2012 with the SEC to report 16,615,499 shares of our common stock held of record by them as of December 31, 2011. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard is the beneficial owner of 432,604 shares of our common stock as a result of it serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. In its Schedule 13G, Vanguard reported as of December 31, 2011, they have the sole power to dispose of or to direct the disposition of 16,182,895 shares of our common stock and have shared power to dispose of or to direct the disposition of 432,604 shares of our common stock. Vanguard’s business address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year 2011, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of Ms. Su who filed one late Form 4 on August 12, 2011. Such late filing did not result in any liability under Section 16(b) of the Exchange Act.

RELATED-PARTY AND

OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

In connection with our acquisition of CBRE Services in 2001, we entered into a Securityholders’ Agreement with certain of our stockholders, including Blum Capital Partners, L.P. and its affiliates, Ray Wirta, our then CEO and currently a director, Brett White, our current CEO and director, and Frederic V. Malek, our director. Blum Capital Partners L.P. is affiliated with the chairman of our board, Richard C. Blum, another director, Jane J. Su, and certain other related entities with ownership interests in CBRE securities (collectively, “Blum Capital”). Under the agreement Blum Capital is entitled to nominate a percentage of our directors equal to the percentage of our outstanding common stock beneficially owned by Blum Capital, rounded up to the nearest whole number of directors. Messrs. White and Wirta are obligated to vote their shares in favor of the directors nominated by Blum Capital. As of February 29, 2012, these stockholders, collectively, beneficially owned approximately 7.6% of our outstanding Class A common stock. In addition, the stockholder parties to the agreement have “piggyback” registration rights in the event we propose to register any of our securities. In addition, Blum Capital has demand registration rights. Finally, we agreed to indemnify the stockholder parties to the agreement and their affiliates for any damages in connection with any claim relating to (1) our business, operations, liabilities or obligations or (2) the ownership of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

From time to time, directors and officers may be given an opportunity to invest in investment vehicles managed by certain of our subsidiaries on the same terms as other unaffiliated investors. These transactions are reviewed and approved by the disinterested members of our Audit Committee as described under “Review and Approval of Transactions With Interested Persons” described below. Mr. Sulentic, our President, previously committed to invest an aggregate minimum of $0.8 million in Trammell Crow Company Acquisitions I, L.P. and Trammell Crow Company Acquisitions II, L.P. (through pooled co-investment vehicles organized for the investment of certain employees). As of December 31, 2011, Mr. Sulentic had funded the remaining $0.02 million of his entire commitment in these investments.

Michael F. Smith who became the President of the Company’s Western Division in the U.S. on January 1, 2012, and prior to that was the executive managing director of the Company’s Greater San Francisco Bay Area, is married to the sister of our CEO. As the brother-in-law of an executive officer of the Company, Mr. Smith is deemed to be a “related person” under Item 404(a) of Regulation S-K. The aggregate value of salary, bonus and benefits earned by Mr. Smith in 2011 was approximately $788,677. In addition, Mr. Smith participates in our annual management equity grant program and received an award of 19,925 shares of our restricted common stock in 2011. Jonathan Strong, an employee of the Company’s U.K. Global Corporate Services – Transaction Management business, is the son of Michael J. Strong, our President—EMEA. As the son of an executive officer of the Company, Mr. Strong is deemed to be a “related person” under Item 404(a) of Regulation S-K. The aggregate value of salary, bonus and benefits earned by Mr. Strong in 2011 was approximately $133,800.

REVIEW AND APPROVAL OF TRANSACTIONS WITH INTERESTED PERSONS

We have operated under our Standards of Business Conduct policy since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he or she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Audit Committee. The Securityholders’ Agreement described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Board prior to adoption of our Policy Regarding Transactions with Interested Parties.

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any information included on our Web site, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

TRANSFER AGENT INFORMATION

On November 15, 2011, Broadridge Corporate Issuer Solutions, Inc., or Broadridge, became the transfer agent for the Class A common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered shareholder and have a question about your account, or your stock certificate has been lost or stolen, or you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail

1717 Arch Street

Suite 1300

Philadelphia, PA 19103

Telephone Inquiries

(855) 627-5086, or TTY for hearing impaired: (855) 627-5080

Foreign Shareowners: (877) 830-4936, or TTY Foreign Shareowners: (855) 627-5080

Website: http://www.broadridge.com/TransferAgent/

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, we are permitted to use a method of delivery often referred to as “householding”. Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at CBRE Group, Inc., Attention: Investor Relations, 200 Park Ave., New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors

Laurence H. Midler

Secretary

Los Angeles, California

March 23, 2012

APPENDIX A

CBRE GROUP, INC.

2012 EQUITY INCENTIVE PLAN

SECTION 1.  INTRODUCTION.

The Company’s Board of Directors adopted this CBRE Group, Inc. 2012 Equity Incentive Plan on the Adoption Date. This Plan will become effective on the Stockholder Approval Date if such stockholder approval occurs before the first anniversary of the Adoption Date.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units, Other Equity Awards and/or Cash Awards.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award Agreement.

SECTION 2.  DEFINITIONS.

(a)        “2004 Plan” means the Company’s Second Amended and Restated 2004 Stock Incentive Plan.

(b)        “Adoption Date” means February 14, 2012.

(c)        “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Continuous Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(d)        “Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award under the Plan.

(e)        “Award Agreement” means an agreement between the Company and a Selected Employee evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award as applicable.

(f)        “Board” means the Board of Directors of the Company, as constituted from time to time.

(g)       “Cash Award” means a cash incentive opportunity awarded under this Plan, to a Covered Employee that is (i) payable only in cash, (ii) not an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award, (iii) paid based on achievement of Performance Goal(s) and (iv) intended to qualify as performance-based compensation under Code Section 162(m).

(h)       “Cashless Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 16(b).

(i)        “Cause” means, with respect to a Participant and except as may otherwise be provided in the Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Cause): (i) the Participant’s dishonesty, incompetence or gross negligence in the discharge of the Participant’s duties; (ii) the Participant’s theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer and employee lists, trade secrets, or other Company proprietary information; (iii) the Participant’s willful material violation of any law, rule, or regulation of any governing authority or of the Company’s policies and procedures, including without limitation the Company’s Standards of Business Conduct or Code of Ethics for covered Senior Financial Officers; (iv) the Participant’s material breach of any agreement with the Company; (v) the Participant’s intentional conduct which is injurious to the reputation, business or assets of the Company; (vi) the Participant’s solicitation of one or more Employees to either terminate their Service or to work for any business entity that is not affiliated with the Company; and/or (vii) any other act or omission by a Participant that, in the opinion of the Board, could reasonably be expected to materially adversely affect the Company’s or a Parent’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vii), whether or not a “Cause” event has occurred will be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Committee or the Board, each of whose determination shall be final, conclusive and binding. The Board or Committee may also in its discretion determine that a Participant’s Continuous Service may be deemed to have been terminated for Cause if, after the Participant’s Continuous Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of confidentiality or other restrictive covenants that may apply to the Participant.

(j)        “Change in Control” except as may otherwise be provided in a Participant employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Change in Control), means the consummation of any one or more of the following:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “stockholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii) Any person or group is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease, by reason of one or more contested elections for Board membership, to constitute a majority of the Board then in office; or

(v) the consummation of a complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(k)       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(l)        “Committee” means a committee described in Section 3.

(m)      “Common Stock” means the Company’s Class A common stock, $0.01 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(n)       “Company” means CBRE Group, Inc., a Delaware corporation.

(o)       “Consultant” means an individual or entity which performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Non Employee Director.

(p)       “Continuous Service” means uninterrupted service as an Employee, Non Employee Director or Consultant. Continuous Service will be deemed terminated as soon as the entity to which Continuous Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Continuous Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Employee’s outstanding ISOs are eligible to continue to qualify as ISOs (and not become NSOs), an Employee’s Continuous Service will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Continuous Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Continuous Service, and when Continuous Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Continuous Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Parent or Affiliate in which the Company or a Subsidiary or Parent or Affiliate is a party is not considered a termination of Continuous Service, (ii) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an Employee and that of a Non Employee Director (or vice versa). The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Continuous Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(q)        “Covered Employees” means those individuals whose compensation is (or may be) subject to the deduction limitations of Code Section 162(m).

(r)         “DGCL” means the Delaware General Corporation Law.

(s)         “Disability” means, except as may otherwise be provided in a Participant employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Disability), the following:

(i) For all ISOs, the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code;

(ii) For all Awards which are considered nonqualified deferred compensation under Code Section 409A and for which payment can be made on account of the Participant’s disability, the disability of a Participant within the meaning of Section 409A of the Code; or

(iii) For all other Awards, the Participant’s physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties.

Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company and the person shall be final and conclusive for all purposes of the Awards.

(t)         “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate. An employee who is also serving as a member of the Board is an Employee for purposes of this Plan.

(u)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)        “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(w)       “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

    (i)         If the Shares were traded on a stock exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

    (ii)        If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

    (iii)       If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(x)        “Fiscal Year” means the Company’s fiscal year.

(y)        “GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board.

(z)        “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(aa)      “ISO Limit” means the maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of ISOs granted under the Plan as described in Section 5(a).

(bb)      “Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 16(b) to satisfy applicable tax withholding obligations.

(cc)      “Non Employee Director” means a member of the Board who is not an Employee.

(dd)      “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(ee)      “NYSE” means the New York Stock Exchange.

(ff)       “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(gg)      “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Award Agreement.

(hh)      “Optionee” means an individual, estate or other entity that holds an Option.

(ii)       “Other Equity Award” means an award (other than an Option, SAR, Stock Unit, Restricted Stock Grant or Cash Award) which derives its value from the value of Shares and/or from increases in the value of Shares.

(jj)        “Outside Director” means a Non Employee Director who is considered an “outside director” for purposes of Section 162(m) of the Code.

(kk)      “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Stockholder Approval Date shall be considered a Parent commencing as of such date.

(ll)       “Participant” means an individual or estate or other entity that holds an Award.

(mm)    “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(A)  The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) annual revenue, (ii) earnings before interest, taxes, depreciation and amortization, or EBITDA, (iii) earnings per share, (iv) stock price, (v) operating cash flow, (vi) net income, (vii) profit margins, operating margins, gross margins or cash margins, (viii) revenue growth, (ix) pre- or after-tax income (before or after allocations of corporate overhead and bonuses), (x) return on equity, (xi) total shareholder return, (xii) return on assets or net assets, (xiii) appreciation in and/or maintenance of the price of the Common Stock, (xiv) market share, (xv) gross profits, (xvi) economic value-added models or equivalent metrics, (xvii) comparisons with various stock market indices, (xviii) reductions in costs, (xix) cash flow or cash flow per share, (xx) return on capital (including return on total capital or return on invested capital), (xxi) cash flow return on investment, (xxii) improvement in or attainment of expense levels or working capital levels, (xxiii) year-end cash, (xxiv) debt reductions, (xxv) stockholder equity, (xxvi) regulatory or litigation achievements, and (xxvii) implementation, completion or attainment of measurable objectives with respect to business development, new products or services, budgets, regulatory or business risks, acquisitions, divestitures or recruiting and maintaining personnel, or (xxviii) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or index. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Parent, Subsidiary, Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Financial performance targets are approved by the Company’s Chief Executive Officer and the Committee at or near the beginning of each year.

(B)  The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

For all Awards intended to qualify as performance-based compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(nn)      “Performance Goals” means for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Parent, Subsidiary, Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

(oo)      “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award; provided that no Performance Period shall be less than one year as measured from the commencement of the period over which performance is evaluated.

(pp)      “Plan” means this CBRE Group, Inc. 2012 Equity Incentive Plan as it may be amended from time to time.

(qq)      “Prior Equity Compensation Plans” means the 2004 Plan, the Company’s 2001 Stock Incentive Plan, and their predecessor plans and any other Company nonqualified equity compensation plans.

(rr)       “Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

(ss)       “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

(tt)       “Restricted Stock Grant” means Shares awarded under the Plan as provided in the applicable Award Agreement.

(uu)      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv)      “SEC” means the Securities and Exchange Commission.

(ww)    “Section 16 Persons” means those Officers, Directors or other persons who are subject to Section 16 of the Exchange Act.

(xx)      “Securities Act” means the Securities Act of 1933, as amended.

(yy)      “Selected Employee” means an Employee, Consultant, or Non Employee Director who has been selected by the Committee to receive an Award under the Plan.

(zz)      “Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.

(aaa)     “Share” means one share of Common Stock.

(bbb)    “Share Limit” means the maximum aggregate number of Shares that are permitted to be issued under the Plan as described in Section 5(a).

(ccc)     “Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.

(ddd)    “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in the applicable Award Agreement.

(eee)     “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, as provided in the applicable Award Agreement.

(fff)      “Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.

(ggg)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Stockholder Approval Date shall be considered a Subsidiary commencing as of such date.

(hhh)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines.

(iii)       “Termination Date” means the date on which a Participant’s Continuous Service terminates.

(jjj)       “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3.  ADMINISTRATION.

(a)         Committee Composition.  A Committee (or Committees) appointed by the Board (or its Compensation Committee) shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

To the extent required to enable Awards to be exempt from liability under Section 16(b) of the Exchange Act or to qualify as performance-based compensation under Code Section 162(m), the Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board or the Committee may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non Employee Directors.

(b)       Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) determining Selected Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, Performance Goals (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;

(iv) accelerating the vesting or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) permitting or denying, in its discretion, a Participant’s request to transfer an Award;

(vi) permitting or requiring, in its discretion, a Participant to use Cashless Exercise, Net Exercise and/or Share withholding with respect to the payment of any Exercise Price and/or applicable tax withholding;

(vii) interpreting the Plan and any Award Agreements;

(viii) making all other decisions relating to the operation of the Plan; and

(ix) granting Awards to Selected Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c)       Indemnification.    To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.  GENERAL.

(a)       General Eligibility.    Only Employees, Consultants, and Non Employee Directors shall be eligible for designation as Selected Employees by the Committee.

(b)       Incentive Stock Options.      Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Company or Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option Award, the Participant agrees in advance to such disqualifying action(s).

(c)       Restrictions on Shares.    Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)       No Rights as a Stockholder.    A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 13.

(e)        Termination of Continuous Service.   Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Continuous Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Continuous Service (in all cases subject to the term of the Option or SAR or Other Equity Award as applicable):

(i) if the Continuous Service of a Participant is terminated for Cause, then all of his/her then-outstanding Options, SARs, and unvested portions of all other Awards shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards);

(ii) if the Continuous Service of Participant is terminated due to Participant’s death or Disability, then the vested portions of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within twelve months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards); and

(iii) if the Continuous Service of Participant is terminated for any reason other than for Cause or death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(f)        Code Section 409A.   Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

(g)        Suspension or Termination of Awards.   If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(h)        Electronic Communications.   Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.

(i)        Unfunded Plan.   The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(j)        Liability of Company.   The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(k)        Reformation.    In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(l)        Payment of Non Employee Director Cash Fees with Equity Awards.  If the Board affirmatively decides to authorize such a process, each Non Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including without limitation meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law and in accordance with the Company’s insider trading policies and/or other policies. The aggregate grant date fair market value of any Restricted Stock Grants or Stock Units issued pursuant to this Section 4(l) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4(l) and may also modify or terminate its operation at any time.

(m)        Successor Provision.  Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(n)        No Re-Pricing of Options or SARs or Award of Re-Load Options. Notwithstanding anything to the contrary, (i) outstanding Options or SARs may not be Re-Priced and (ii) Re-Load Options may not be awarded, in each case without the approval of Company stockholders.

(o)        Governing Law.     This Plan and (unless otherwise provided in the Award Agreement) all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(p)        Minimum Vesting.   Vesting for Restricted Stock Grants, Stock Units and Other Equity Awards (which do not impose an exercise price) shall occur over a period of (1) at least three years from the date of grant (but permitting pro-rata vesting over such time) for such Awards subject only to Continuous Service and (2) at least one year from the date of grant for such Awards that include Performance Goal(s) as a vesting condition, subject in either case to accelerated vesting in the Committee’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control. Subject to Section 2(oo), the minimum vesting periods expressed in the preceding sentence shall not be required for such Restricted Stock Grants, Stock Units and Other Equity Awards to the extent (i) that they are granted by a committee composed solely of independent Non Employee Directors and (ii) that the number of Shares underlying such Awards without these minimum vesting periods do not in the aggregate exceed the product of 5% multiplied by the Section 5(a) Share Limit. The minimum vesting periods shall not be required for Substitute Awards.

(q)        Assignment or Transfer of Awards.    Except as otherwise provided under the applicable Award Agreement and then only to the extent permitted by applicable law, no Award shall be transferable by the Participant other than by will or by the laws of descent and distribution. No Award or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, nor may an Award be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, nor may an Award be made subject to execution, attachment or similar process. Any act in violation of this Section 4(q) shall be null and void.

SECTION 5.  SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)        Basic Limitations.      The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under this Plan cannot exceed the Share Limit as may be adjusted under Section 13. For purposes of the Plan and subject to adjustment as provided in Section 13, the Share Limit is the number of Shares that equals the sum of the below clauses (i) through (iii):

(i) 16,000,000 Shares; plus

(ii) the number of Shares available for issuance under the 2004 Plan as of the close of business on the day immediately before the Stockholder Approval Date; plus

(iii) any Shares that, after the close of business on the day immediately before the Stockholder Approval Date, would otherwise have reverted back to the 2004 Plan Share Reserve pursuant to the operations of Section 4(b) of the 2004 Plan.

For avoidance of doubt, the number of Shares determined under clause (ii) above shall be available for issuance under the Plan as of the Stockholder Approval Date and any Shares covered by clause (iii) above shall become available for issuance under the Plan as of the day that such Shares become newly available for issuance under Section 4(b) of the 2004 Plan. For purposes of the Plan and subject to adjustment as provided in Section 13, the ISO Limit cannot exceed 16,000,000 Shares.

(b)        Share Accounting.    This Section 5(b) describes the Share accounting process under the Plan for Awards which are not entirely settled with the maximum number of Shares originally subject to the Award and describes how many of such Shares do not count toward the Share Limit and therefore become available again for future issuance under the Plan. If Awards are forfeited or are terminated for any reason (including the Company’s repurchase of unvested Shares from either an Option that was early exercised or from a Restricted Stock Grant), then the forfeited/terminated/repurchased Shares underlying such Awards shall not be counted toward the Share Limit. If exercised SARs or Stock Units are settled in Shares, then only the number of Shares actually issued in settlement of such SARs or Stock Units shall be counted toward the Share Limit. If a Participant pays the Exercise Price by Net Exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted or required by the Committee, pays any withholding tax obligation with respect to an Award by Net Exercise or by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall not be counted toward the Share Limit. Any Substitute Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e), 8(f), 9(e) or 10(e)) shall not be counted toward the Share Limit or ISO Limit.

(c)        Substitute Awards.  Substitute Awards shall not count toward the Share Limit, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 5(b) above. Additionally, in the event that a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

(d)        Dividend Equivalents.  Any dividend equivalents distributed under the Plan shall not be counted against the Share Limit. Dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

(a)        Award Agreement.  Each Award of an Option under the Plan shall be evidenced by an Award Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b)        Number of Shares.  An Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 13.

(c)        Exercise Price.  An Option’s Exercise Price shall be established by the Committee and set forth in an Award Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders in the case of ISOs) of a Share on the date of grant of the Option.

(d)        Exercisability and Term.  Subject to Section 3(b)(v), an Option may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Award Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from its date of grant (and may be for a shorter period of time than ten years). An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding anything to the contrary, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Award Agreement. An Award Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. An Award Agreement may also provide that the Company may determine to issue an equivalent value of cash in lieu of issuing some or all of the Shares that are being purchased upon an Option’s exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e)        Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

SECTION 7.  PAYMENT FOR OPTION SHARES.

(a)        General Rule.    The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Award Agreement:

(i)

      In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In	the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b)        Surrender of Stock.   To the extent that the Committee makes this Section 7(b) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c)        Cashless Exercise.    To the extent that the Committee makes this Section 7(c) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)        Net Exercise.     To the extent that the Committee makes this Section 7(d) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e)        Other Forms of Payment.   To the extent that the Committee makes this Section 7(e) applicable to an Option in an Award Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)        Award Agreement.  Each Award of a SAR under the Plan shall be evidenced by a Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). An Award Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various Award Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b)        Number of Shares.  An Award Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 13.

(c)        Exercise Price.   An Award Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of grant of the SAR.

(d)        Exercisability and Term.   Subject to Section 3(b)(v), a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The Award Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of grant of the SAR (and may be for a shorter period of time than ten years). No SAR can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Continuous Service.

(e)        Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable Award Agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)        Modification or Assumption of SARs.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

SECTION 9.  TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a)        Award Agreement.  Each Restricted Stock Grant awarded under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the Award Agreements entered into under the Plan need not be identical.

(b)        Number of Shares and Payment.  An Award Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 13. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(c)        Vesting Conditions.  Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d)        Voting and Dividend Rights.  The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not count toward the Share Limit.

(e)        Modification or Assumption of Restricted Stock Grants.  Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

SECTION 10.  TERMS AND CONDITIONS OF STOCK UNITS.

(a)        Award Agreement.  Each grant of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)        Number of Shares and Payment.  An Award Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 13. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)        Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d)        Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.

(e)        Modification or Assumption of Stock Units.   Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f)        Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 13.

(g)        Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 11.  OTHER AWARDS

The Committee may in its discretion issue Other Equity Awards to Selected Employees and/or Cash Awards to Covered Employees. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

SECTION 12.  CODE SECTION 162(M).

(a)        Applicability.  The provisions of Sections 12(b) and 12(c) shall apply to an Award if and only if all of the following items (i) through (iii) in this Section 12(a) are true as of the date of grant of such Award:

(i) the Company is a “publicly held corporation” within the meaning of Code Section 162(m);

(ii) the deduction limitations of Code Section 162(m) are applicable to Awards granted to Covered Employees under this Plan; and

(iii) the Award is intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)        Administration.    Awards issued in accordance with this Section 12 shall be granted by and administered by a Committee whose composition satisfies the “outside director” requirements under Code Section 162(m) with respect to performance-based compensation. If Performance Goals are included in Awards in order to enable such Awards to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of such Performance Goals that will be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 12(b). To the extent required by Code Section 162(m), the Committee shall certify in writing the degree to which the Performance Goals have been satisfied before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification.

Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Restricted Stock Units, or Other Equity Awards or the value of a Cash Award or any other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. For avoidance of doubt, Awards with Performance Goals or performance objectives (if any) that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m) or this Section 12.

(c)        Limits.  Awards intended to qualify as performance-based compensation under Code Section 162(m) will be limited to the following amounts.

(i)   Limits on Options and SARs.    No Selected Employee shall receive Options and/or SARs to purchase Shares during any Fiscal Year that in the aggregate cover in excess of 3,000,000 Shares.

(ii) Limits on Restricted Stock Grants and Stock Units.    No Selected Employee shall receive Restricted Stock Grants and/or Stock Units during any Fiscal Year that in the aggregate cover in excess of 2,000,000 Shares.

(iii)Limits on Other Equity Awards.  No Selected Employee shall receive Other Equity Awards during any Fiscal Year that in the aggregate cover in excess of 2,000,000 Shares.

(iv) Limit on Total Amount of All Awards Other than Cash Awards.  No Selected Employee shall receive Awards (excluding Cash Awards) during any Fiscal Year in excess of the aggregate amount of 3,300,000 Shares, whether such Awards are in the form of Options, SARs, Restricted Stock Grants, Stock Units and/or Other Equity Awards.

(v) Limit on Cash Awards.    The maximum aggregate value of Cash Awards that may be received by any one Covered Employee with respect to any Fiscal Year is $5,000,000.

SECTION 13.  ADJUSTMENTS.

(a)        Adjustments.   In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments, taking into consideration the accounting and tax consequences, to:

(1)        the Share Limit and ISO Limit and the various Share numbers referenced in Section 5(a) and the Code Section 162(m) Share limits specified in Section 12(c);

(2)        the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(3)        the number and kind of securities covered by each outstanding Award;

(4)        the Exercise Price under each outstanding Option and SAR; and

(5)        the number and kind of outstanding securities issued under the Plan.

(b)        Participant Rights.  Except as provided in this Section 13, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 13, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)        Fractional Shares.  Any adjustment of Shares pursuant to this Section 13 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 14.  EFFECT OF A CHANGE IN CONTROL.

(a)        Merger or Reorganization.  In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.

(b)        Acceleration of Vesting.  In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 14(a), the Committee in its discretion may provide that some or all Awards shall vest and become exercisable as of immediately before such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price).

SECTION 15.  LIMITATIONS ON RIGHTS.

(a)        Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Continuous Service as an Employee, Consultant, or Non Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Continuous Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b)        Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c)        Dissolution.  To the extent not previously exercised or settled, Options, SARs, unvested Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(d)        Clawback Policy.  The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under any of the Prior Equity Compensation Plans) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION 16.  TAXES.

(a)        General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations (including without limitation federal, state, local and foreign taxes) that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the maximum extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)        Share Withholding.  The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules including without limitation by requiring that no amount may be withheld which is in excess of minimum statutory withholding rates. The Committee, in its discretion, may permit or require other forms of payment of applicable tax withholding.

SECTION 17.  DURATION AND AMENDMENTS.

(a)        Term of the Plan.  The Plan is effective on the Stockholder Approval Date and no Awards may be granted under this Plan before the Stockholder Approval Date. If the Stockholder Approval Date does not occur before the first anniversary of the Adoption Date then the Plan shall terminate on such first anniversary without any Awards being issued hereunder. If the Stockholder Approval Date occurs before the first anniversary of the Adoption Date, then the Plan shall terminate on the day before the tenth anniversary of the Adoption Date. In all cases, the Plan may be terminated on any earlier date other than what is specified above pursuant to Section 17(b). This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Compensation Plans or other Company equity compensation plans. No new awards may be granted under any of the Prior Equity Compensation Plans as of the Stockholder Approval Date.

(b)        Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 18.  EXECUTION.

To record the adoption of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

CBRE GROUP, INC.

By	Brett White
Title	Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

CBRE GROUP, INC.

Annual Meeting of Stockholders

May 8, 2012 8:45 AM (PDT)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Brett White and Robert E. Sulentic, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 8:45 AM (PDT) on May 8, 2012 at 9882 South Santa Monica Boulevard, Beverly Hills, California, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000132044_2 R1.0.0.11699

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CBRE GROUP, INC.

11150 SANTA MONICA BOULEVARD

SUITE 1600

LOS ANGELES, CA 90025

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Richard C. Blum

02 Curtis F. Feeny

03 Bradford M. Freeman

04 Michael Kantor

05 Frederic V. Malek

06 Jane J. Su 07 Laura D. Tyson

08 Brett White

09 Gary L. Wilson 10 Ray Wirta

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

For Against Abstain

2 Ratification of KPMG LLP as our independent registered public accounting firm.

3 Approval of an advisory resolution approving executive compensation.

4 Approval of the 2012 Equity Incentive Plan.

NOTE: To transact any other business properly introduced at the Annual Meeting.

For address change/comments, mark here.

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000132044_1 R1.0.0.11699